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                                MERGER AGREEMENT

                           Dated as of March 24, 1997

                                  by and among

                             INTERACTIVE MAGIC, INC.

                    INTERACTIVE CREATIONS ACQUISITION CORP.,

           CERTAIN SHAREHOLDERS OF INTERACTIVE CREATIONS INCORPORATED

                                       and

                       INTERACTIVE CREATIONS INCORPORATED

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                                TABLE OF CONTENTS













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                                MERGER AGREEMENT


     THIS MERGER AGREEMENT (the "Agreement") is made and dated as of March 24, 1997 by and among INTERACTIVE MAGIC, INC., a Maryland corporation (the "Purchaser"), INTERACTIVE CREATIONS ACQUISITION CORP., a North Carolina corporation and wholly-owned subsidiary of the Purchaser ("Acquisition"), INTERACTIVE CREATIONS INCORPORATED, a Texas corporation (the "Company"), and the shareholders of the Company signatory hereto (the "Management Shareholders"). Capitalized terms used in this Agreement and not otherwise defined are defined in Section 9.1 below. Except as otherwise specifically stated, references in this Agreement to schedules and exhibits are references to the documents attached as schedules and exhibits to this Agreement, all of which form a part hereof.

                                   WITNESSETH:

     WHEREAS, the parties hereto desire for Acquisition and the Company to engage in, and the Boards of Directors of the Purchaser, Acquisition and the Company have approved, the merger of the Company with and into Acquisition (the "Merger") upon the terms and subject to the conditions set forth herein and in the related Plan of Merger attached as Exhibit A (the "Plan of Merger"); and

     WHEREAS, the Management Shareholders are the owners of certain shares of the issued and outstanding Common Stock of the Company, as set forth adjacent to their names on Schedule 2.2; and

     WHEREAS, the parties intend and desire for the Merger to constitute a "pooling of interests" for the Purchaser's accounting purposes; and

     WHEREAS, for United States federal income tax purposes it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Code;

     NOW, THEREFORE, in consideration of the premises, covenants and agreements set forth in this Agreement and of other good and valuable consideration, the receipt and legal sufficiency of which they hereby acknowledge, and intending to be legally bound by and upon execution and delivery hereof, the parties agree as follows:

                                    ARTICLE I
                                   The Merger

     1.1  The Merger.

     (a) Upon the performance of all covenants and obligations of the parties contained herein and upon the fulfillment of all conditions to the obligations of the parties contained herein (other than such covenants, obligations and conditions as shall have been waived in accordance with the terms hereof), and in accordance with the North Carolina Business Corporation Act, as amended (the "NCBCA"), and the Texas Business Corporation

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Act,  as amended  (the  "Texas  Code"),  at the  Effective  Time (as  defined in subsection (b) below), the Company shall be merged with and into Acquisition in accordance with the Plan of Merger; the separate existence of the Company shall cease; Acquisition shall be the surviving corporation (sometimes referred to herein as the "Surviving Corporation") and shall continue its corporate existence under the Laws of the State of North Carolina; all right, title and interest to all real estate and other property owned by the Company shall be allocated to and vested in Acquisition as provided in the Plan of Merger, without reversion or assignment having occurred, and subject to any existing lease or encumbrance thereon; and all liabilities and obligations of the Company shall be allocated to Acquisition, and Acquisition shall become the primary obligor therefor. The name of the Surviving Corporation shall be "iMagicOnline Corporation."

     (b) The Merger shall be effected by the filing of articles of merger with the Secretaries of State of the States of North Carolina and Texas in accordance with the provisions of Article 11 of the NCBCA and Article 5.04 of the Texas Code, respectively. The merger shall become effective at the time set forth in the articles of merger, which shall be filed contemporaneously with the closing conducted pursuant to Section 1.5 below. The time and date when the Merger shall become effective is referred to in this Agreement as the "Effective Time".

     (c) Pursuant to the Plan of Merger, and subject to the withholding into escrow referred to in Section 1.4 below, at the Effective Time each share of Common Stock of the Company issued and outstanding immediately prior to the Effective Time (other than shares held in the treasury of the Company, all of which shall be cancelled at the Effective Time by virtue of the Merger and without further action) shall be converted into the right to receive 0.2592 (the "Exchange Ratio") shares of Class A Common Stock of the Purchaser. Shares of Class A Common Stock of the Purchaser issued pursuant to this Agreement and the Plan of Merger sometimes are referred to in this Agreement as "Purchaser Shares". All of the shares of Common Stock of the Company issued and outstanding immediately prior to the Effective Time sometimes are referred to in this Agreement as the "Company Shares". Purchaser Shares shall be issued by the Purchaser upon surrender of the corresponding certificates evidencing Company Shares in accordance with the Plan of Merger; provided, however, that the Purchaser shall not be required to issue any fractional shares, and that any fractional share otherwise issuable upon surrender of a certificate evidencing Company Shares shall be cancelled.

     1.2 Treatment of Company Stock Options.

     (a) Effective as of the Effective Time, Acquisition shall assume the Company's Incentive Stock Option Plan (by operation of the Merger), and each then outstanding but unexercised option thereunder to purchase shares of the Company's Common Stock (as specified on Schedule 2.2) shall cease to be exercisable to purchase shares of the Company's Common Stock and shall become exercisable to purchase shares of the Purchaser's Class B Common Stock on the following basis (and otherwise on the terms then in effect therefor, including as to term, vesting and exercise periods):

          (i) the number of shares of the Purchaser's Class B Common Stock purchasable upon the exercise of such option shall be the product determined by multiplying the number of shares of the Company's Common Stock that were


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     purchasable  upon the  exercise  of such option by the  Exchange  Ratio (as calculated and defined in Section 1.1(c) above); and

          (ii) the exercise price per share of the Purchaser's Class B Common Stock purchasable under such option shall be the quotient determined by dividing the exercise price per share of the Company's Common Stock under such option by the Exchange Ratio.

As soon as practicable after the Effective Time, the Purchaser shall deliver to the holder of each such option appropriate notice setting forth the number of shares of the Purchaser's Class B Common Stock purchasable and the corresponding exercise price thereunder.

     (b) In the event the Purchaser determines to register shares of its capital stock in connection with a public offering, the Purchaser shall (i) register under the Securities Act the shares of capital stock of the Purchaser subject to the Company options referred to in Section 1.2(a) above, and (ii) administer the Company's Incentive Stock Option Plan in a manner that complies with Rule 16(b)-3 promulgated under Section 16 of the Securities Exchange Act of 1934, as amended, in each case to the same extent that the Purchaser registers shares issuable under other stock option plans of the Purchaser and administers such plans to comply with such Rule.

     1.3 Pooling of Interests. The Purchaser, the Company and the Management Shareholders intend for the transactions contemplated by this Agreement to qualify for "pooling of interests" treatment for purposes of the Purchaser's accounting.

     1.4 Withholding Into Escrow.

     (a) When making the issuances required by Section 1.1(c) above and pursuant to the Plan of Merger, and notwithstanding any provision therein to the contrary, the Purchaser shall withhold from the Management Shareholders (on a pro rata basis according to their respective interests in Company Shares) and deliver to the Escrow Agent (as defined in the Escrow Agreement referred to below) certificates representing an aggregate of 65,572 Purchaser Shares (constituting five percent (5%) of the total number of Purchaser Shares), to be held and distributed by the Escrow Agent pursuant to the terms of this Agreement and the Escrow Agreement attached as Exhibit B (the "Escrow Agreement"). All such certificates representing Purchaser Shares shall be issued in the names of the corresponding Management Shareholders entitled to receive such Purchaser Shares and shall be accompanied by corresponding stock powers, duly executed, undated and in blank, which such Management Shareholders shall provide to facilitate distribution by the Escrow Agent pursuant to the Escrow Agreement.

     (b) The Management Shareholders hereby irrevocably appoint Dale H. Addink to serve as the "Representative" for all purposes of and under the Escrow Agreement, subject to replacement as provided therein.


     1.5  Closing.   Consummation  of  the  transactions  contemplated  by  this
Agreement and the Plan of Merger (the "Closing") shall take place at 10:00 a.m. at the offices of Smith,


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Anderson,  Blount, Dorsett, Mitchell & Jernigan, L.L.P. on March 31, 1997, or at
such other time and date as the Purchaser and the Company shall mutually agree in writing (such specified or other time and date, the "Closing Date").

     1.6 Transaction Documents. As used in this Agreement, the term "Transaction Documents" shall mean, collectively, this Agreement, the Plan of Merger (and any related articles or certificates of merger), the Escrow Agreement, the Shareholder Agreements, confidentiality and non-competition agreements referred to in Sections 5.17, 5.21 and 5.22 below, respectively, and all agreements, instruments, certificates and other documents executed or delivered in accordance with the terms of this Agreement or any Transaction Document.

                                   ARTICLE II
  REPRESENTATIONS AND WARRANTIES OF THE MANAGEMENT SHAREHOLDERS AND THE COMPANY

     Each of the Management Shareholders and the Company jointly and severally represent and warrant to the Purchaser and Acquisition and agree as follows:

     2.1 Existence and Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Texas. The Company has the power to own its property and to carry on its business as now being conducted. The Company is not required by applicable Law to be qualified to do business in any other state or foreign jurisdiction.

     2.2 Capital Stock. The Company has an authorized capitalization consisting solely of 10,000,000 shares of common stock, no par value per share. As of the date of this Agreement, 5,059,570 shares of the Company's Common Stock are issued and outstanding and are held by the Persons and in the amounts set forth in Schedule 2.2; no other shares of the Company's capital stock are issued or outstanding; 900,000 shares of the Company's Common Stock are reserved for issuance under the Company's Incentive Stock Option Plan; options to acquire an aggregate of 757,877 shares of Common Stock of the Company are outstanding under such Plan (the "ICI Options"); and there are no other outstanding Stock Acquisition Rights for securities of the Company (other than as contemplated by this Agreement). As of the Effective Time, 5,095,570 shares of the Company's Common Stock will be issued and outstanding and held by the Persons and in the amounts set forth in Schedule 2.2; no other shares of the Company's capital stock will be issued or outstanding; and, except for the ICI Options, there will be no outstanding Stock Acquisition Rights for securities of the Company (other than as contemplated by this Agreement). All such shares outstanding as of the date of this Agreement have been duly authorized and validly issued and are fully paid and nonassessable, and none were issued in violation of any Stock Acquisition Right for securities of the Company. All such shares outstanding as of the Effective Time will have been duly authorized and validly issued by the Effective Time and will be fully paid and nonassessable as of the Effective Time, and none will have been issued in violation of any Stock Acquisition Right for securities of the Company.


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     2.3 Power and Authority.

     (a) The Company has all requisite power and authority to enter into and deliver this Agreement, the Plan of Merger and the other Transaction Documents to which the Company is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The Company's execution, delivery and performance of this Agreement, the Plan of Merger and the other Transaction Documents to which the Company is a party and the Company's consummation of the transactions contemplated hereby and thereby, upon approval by the Company's shareholders, will have been duly and validly authorized by all corporate, shareholder and other action required of the Company by applicable Law or its Organizational Documents. The Board of Directors of the Company has determined to recommend the approval of the Merger to the shareholders of the Company, and such determination is in effect on the date hereof. This Agreement, the Plan of Merger and the other Transaction Documents to which the Company is a party constitute the valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

     (b) Each Management Shareholder has the legal right, power and authority to enter into and deliver this Agreement and the other Transaction Documents to which such Management Shareholder is a party, perform such Management Shareholder's obligations hereunder and thereunder and consummate the transactions contemplated hereby and thereby. This Agreement and the other Transaction Documents to which such Management Shareholder is a party constitute the valid and legally binding obligations of such Management Shareholder, enforceable against such Management Shareholder in accordance with its and their respective terms.

     2.4 Subsidiaries and Investments. The Company does not own stock or have any other equity interest in, and does not control, directly or indirectly, any corporation, partnership, association, trust, joint venture or other entity. The Company is not a party to any joint venture or partnership arrangement or agreement except as disclosed in Schedule 2.4.

     2.5 Financial Statements; No Material Changes; Budget and Projections.

     (a) The Company has furnished the Purchaser with the balance sheets of the Company as of December 31, 1996 (the "Company Balance Sheet") and December 31, 1995, and the related statements of income, shareholders' equity and cash flows for the years then ended, compiled by Whitsell and Company, P.C. All such financial statements, including the notes thereto, have been prepared on the accounting basis used by the Company for income tax purposes, consistently applied throughout the periods indicated, and are correct, complete, and consistent with the Company's books and records (which are correct and complete). The accounting basis used by the Company for income tax purposes differs materially from generally accepted accounting principles only as described on Schedule 2.5. The Company Balance Sheet and such other balance sheets fairly present the financial condition of the Company as of the respective dates thereof, and reflect all claims against and all debts and liabilities of the Company, fixed or contingent, as of the respective dates thereof; and the related statements of income, shareholders' equity and cash flows fairly present the results of the operations of the Company and the changes in its financial position for the periods indicated. There are no transactions between the Company and any shareholder of the


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Company (or any  affiliate of any such  shareholder)  which are not disclosed in such financial statements.

     (b) Since December 31, 1996 (the "Company Balance Sheet Date") there has been (i) no event, fact, condition, circumstance or other development which has had or reasonably could be expected (individually or in the aggregate) to have a Material Adverse Effect on the Company, whether as a result of any legislative or regulatory change, revocation of any license or rights to do business, Casualty or otherwise, and (ii) no material change in the assets, liabilities or equity, or in the business or condition, financial or otherwise, or in the results of operations or prospects of the Company; and no fact or condition exists or is contemplated or threatened which might cause such a change in the future.

     (c) The Company has furnished the Purchaser with true and complete copies of the Company's financial budget for the calendar year 1997 and financial projections for the calendar years 1997 and 1998 (the "Company Projections"). Although the Company can give no assurance of achievement, neither the Company nor any Management Shareholder knows of any reason such budget and the Company Projections will not be achieved. Such budget and the Company Projections are reasonable and are consistent with the Company's current and historical financial performance, and, except as described in Schedule 2.5, were prepared on the same basis and consistent with the Company's previous budgets and the Company's financial statements referred to above.

     2.6 Books and Records. The minute books of the Company, as previously made available to the Purchaser and its representatives, contain accurate records of all meetings of and corporate action taken by the shareholders and Board of Directors (including committees thereof) of the Company.

     2.7 Title to Properties; Encumbrances. Except as set forth in Schedule 2.7, the Company has good, valid and marketable title to (a) all of its properties and assets (real and personal, tangible and intangible), including without limitation all of the properties and assets reflected in the Company Balance Sheet, except as indicated in the notes thereto, and (b) all of the properties and assets purchased by the Company since the Company Balance Sheet Date; in each case subject to no Encumbrance, except for (i) liens reflected in the Company Balance Sheet, (ii) liens consisting of zoning or planning restrictions, easements, permits and other restrictions or limitations on the use of real property or irregularities in title thereto which do not detract materially from the value of, or impair the use of, such property by the Company in the operation of its business, and (iii) liens for current taxes, assessments or governmental charges or levies on property not yet due and delinquent.

     2.8 Tangible Assets. Schedule 2.8 contains an accurate and complete list of all tangible assets of the Company, whether owned or leased (as so indicated), having a value (individually or in the aggregate with other like items) in excess of $5,000. The tangible assets listed in Schedule 2.8 are in a state of good maintenance and repair (ordinary wear and tear excepted), are adequate and suitable for the purposes for which they are currently being used, and constitute all of the tangible assets (having such value) used in the Company's business as currently conducted.


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     2.9 Real  Property.  Except as described in Schedule 2.10 in respect of its leases, the Company does not own, in whole or in part, any interest in any real property.

     2.10 Leases. Schedule 2.10 contains an accurate and complete list of all leases to which the Company is a party (as lessee or lessor). Each lease identified in Schedule 2.10 (or required to be set forth in Schedule 2.10) is in full force and effect; all rents and additional rents due to date on each such lease have been paid; in each case, the lessee has been in peaceable possession since the commencement of the original term of such lease and is not in default thereunder, and no waiver, indulgence or postponement of the lessee's obligations thereunder has been granted by the lessor; and there exists no event of default or event, occurrence, condition or act (including the transactions contemplated by this Agreement) which, with the giving of notice, the lapse of time or the happening of any further event or condition, would become a default under such lease. The Company has not violated any of the terms or conditions under any lease set forth in Schedule 2.10 (or required to be set forth in Schedule 2.10) in any material respect, and there is no reason to believe there will be a violation by the Company in the future. The Company is in good relations with each other party thereto, and, to the Company's and each Management Shareholder's knowledge, all of the covenants to be performed by any other party under any such lease have been fully performed. The property leased by the Company is in a state of good maintenance and repair (ordinary wear and tear excepted) and is adequate and suitable for the purposes for which it is presently being used.

     2.11 Contracts. Except as set forth in Schedule 2.11, the Company neither has nor is bound by (a) any Contract relating to the delivery of goods or the performance by the Company of services for or on behalf of any person or entity,
(b) any Contract relating to the engagement as an independent contractor or employment of any person by the Company, (c) any Contract which contains restrictions with respect to the payment of dividends or any other distribution in respect of the Company's capital stock, (d) any Contract relating to capital expenditures, (e) any loan or advance to, or investment in, any Person or any Contract relating to the making of any such loan, advance or investment, (f) any guarantee or other contingent liability in respect of any indebtedness or obligation of any Person (other than the endorsement of negotiable instruments for collection in the ordinary course of business), (g) any management service, consulting or any other similar type Contract, (h) any Contract limiting the freedom of the Company to engage in any line of business or do business in any geographic area, or to compete with any Person, (i) any Contract which involves the payment or receipt by the Company of $20,000 or more or (j) any Contract which might reasonably be expected to have a Material Adverse Effect on the Company. Each Contract or agreement set forth in Schedule 2.11 (or required to be set forth in Schedule 2.11) is in full force and effect, and neither the Company nor any Management Shareholder knows of any, and neither any Management Shareholder nor the Company has received any notice or other communication asserting the actual or alleged existence of any, default or event of default or event, occurrence, condition or act (including the consummation of the transactions contemplated by this Agreement) which, with the giving of notice, the lapse of time or the occurrence of any other event or condition, would become a default or event of default thereunder. The Company has not violated any of the terms or conditions of any Contract set forth in Schedule 2.11 (or required to be set forth in Schedule 2.11) in any material respect, and there is no reason to believe there will be a violation by the Company in the future. The Company is in good relations with each other party thereto, and, to the Company's and each Management Shareholder's knowledge, all of the covenants to be performed by any other party thereto have been fully performed. The


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Company  considers  its  relations  with  its  current   licensors,   licensees,
customers, vendors, suppliers and contractors to be good.

     2.12 No Conflicts. The execution and delivery of this Agreement and each other applicable Transaction Document by the Company and the Management
Shareholders do not, and the performance of this Agreement and each other applicable Transaction Document by the Company and the Management Shareholders will not, (i) conflict with or violate any provision of the Organizational Documents of the Company or any Management Shareholder, (ii) assuming that all consents, approvals, authorizations and other actions described in Schedule 2.12 have been obtained and all filings and obligations described in Schedule 2.12 have been made, conflict with or violate any Law applicable to the Company or any Management Shareholder or by which any property or asset of the Company or any Management Shareholder is bound or affected, or (iii) except as set forth in
Schedule 2.12, result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of an Encumbrance on any property or asset of the Company pursuant to, any Contract.

     2.13 Litigation. Except as set forth in Schedule 2.13, there is no action, suit, proceeding at law or in equity, arbitration or administrative or other proceeding or investigation by or before any governmental or other instrumentality or agency pending or threatened against or affecting the Company or any of its properties or rights; and the Company is not aware of any basis for any such action, proceeding or investigation. The Company is not subject to or affected by any judgment, order or decree entered in any lawsuit or proceeding which has had or reasonably may be expected to have a Material Adverse Effect on the Company or which has impaired or reasonably may be expected to impair the ability of the Company to acquire any property or conduct business in any geographic area.

     2.14 Taxes. The Company has filed or caused to be filed, within the times and manners prescribed by Law, all federal, state, local and foreign tax returns and tax reports which are required to be filed by, or with respect to, the Company. True and complete copies of all such state and federal income and other material tax returns have been made available to the Purchaser. Such returns and reports reflect accurately all liability for taxes of the Company for the periods covered thereby. All material federal, state, local and foreign income, profits, franchise, sales, use, occupancy, excise and other taxes and assessments (including interest and penalties) payable by or due from the Company have been fully paid or adequately reserved against in the financial statements of the Company. To the Company's and each Management Shareholder's knowledge, no examination of any tax return of the Company is currently in progress, and, to the Company's and each Management Shareholder's knowledge, no basis for any assessment exists. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any tax return of the Company.

     2.15 Independent Contractor Status. Schedule 2.15 sets forth a complete list of the Persons engaged by the Company at any time to render management, consulting, research, development, programming or other services to the Company as an independent contractor (collectively, the "Company Contractors"). The Company has previously provided to the Purchaser true and complete copies of each and every agreement between the Company and any Company Contractor. Each Company Contractor is and at all times has been an


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independent  contractor  to, and not an employee of, the Company for purposes of all applicable federal and state income tax withholding requirements and otherwise, and, except as disclosed in Schedule 2.15, has executed an agreement not to disclose the Company's confidential Intellectual Property (as defined in Section 2.18 below).

     2.16 Liabilities; Indebtedness.

     (a) There are no liabilities, obligations or indebtedness of or claims against the Company, whether known or unknown, due or not yet due, asserted or unasserted (whether or not probable of assertion), actual or potential, choate or inchoate, fixed, contingent, or otherwise, arising from or in connection with or based upon acts, omissions, events, things, facts, conditions, matters or occurrences existing, occurring or taking place on or before the Closing Date, whether or not discovered, known, asserted, expected or contemplated by any party or third party, or in any way choate on the Closing Date, and the Purchaser shall not suffer or be subject to any Losses (as defined in Section 8.2(a) below) arising from the foregoing, whether such Losses occur before or after the Closing Date, except (i) those liabilities set forth in the Company Balance Sheet or referred to in the notes thereto, (ii) non-material liabilities which have arisen since the Company Balance Sheet Date in the ordinary course of business (none of which is a liability for breach of contract, breach of warranty, tort or infringement), (iii) non-material liabilities arising under executory contracts entered into in the ordinary course of business (none of which is a liability for breach of contract), (iv) liabilities specifically set forth on Schedule 2.16 and (v) other liabilities which, in the aggregate, are not material to the Company.

     (b) Schedule 2.16 is a complete and correct listing of all (i) existing indebtedness of the Company for money borrowed, (ii) guarantees of the Company and (iii) letters of credit and other credit enhancements extended to the Company (all obligations described by (i) through (iii) being referred to herein as "Indebtedness"). The Company has performed and is in compliance in all material respects with all of the terms of its Indebtedness and all instruments and agreements relating thereto, and no default or event of default, or event or condition which with the giving of notice, the lapse of time, a determination of materiality, the satisfaction of any other condition or any combination of the foregoing, would constitute such a default or event of default, exists with respect to any such Indebtedness. The sum of the Indebtedness of the Company does not exceed $10,000.

     2.17 Insurance. Set forth in Schedule 2.17 is a complete list of insurance policies which the Company maintains with respect to its business, properties and employees, together with a description of each claim made thereon in excess of $10,000. All such policies are in full force and effect and are free from any right of termination on the part of the applicable insurance carriers. Such policies, with respect to their amounts and types of coverage, are customary for corporations of similar size engaged in similar lines of business as the Company, and do not require the payment of any unusual premium, surcharge, or other increase above market insurance rates as a result of the nature of the Company's business or the manner in which such business has been conducted, including but not limited to past loss or claim experience or risks of operations pertinent to insurability. There are no outstanding unpaid premiums except in the ordinary course of business, and the Company has not received any notice of cancellation or non-renewal of any such policy. The Company is not aware of any extraordinary risks, situations, occurrences or other matters which have been disclosed, or should have been disclosed, to insurance carriers or brokers in connection with any applications for insurance. Since January 1, 1995, there has not been any material adverse change in the relationship of the Company with its insurers or in the premiums payable pursuant to such policies. There exists no event of default or event, occurrence, condition or act (including the transactions contemplated by this Agreement) which, with the giving of notice, the lapse of time or the happening of any further event or condition would become a default or occasion a material premium increase under any such policy or give rise to, and the Company has no anticipation of, any termination or cancellation thereof or premium increase therefor. The Company has been covered by one or more policies of insurance of the types described in Schedule 2.17 continuously since the commencement of its operations for all services provided by the Company at any time.

     2.18 Intellectual Property. The lawful operation of the business of the Company as currently conducted and as currently planned to be conducted requires no rights under Intellectual Property (as defined below) other than rights under Intellectual Property listed in Schedule 2.18 and rights granted to the Company pursuant to agreements listed in Schedule 2.18. Since inception, the Company has not made use of any Intellectual Property rights other than rights under Intellectual Property listed in Schedule 2.18 and rights granted to the Company pursuant to agreements listed in Schedule 2.18. Except as otherwise set forth in
Schedule 2.18, the Company owns all right, title and interest in the Intellectual Property listed in Schedule 2.18, including without limitation exclusive rights to use and license the same. Each item of Intellectual Property listed in Schedule 2.18 has been duly registered with, filed in, or issued by a domestic or foreign governmental agency to the extent specified in Schedule 2.18, and each such registration, filing and issuance remains in full force and effect. No claim adverse to the interests of the Company in the Intellectual Property or agreements listed in Schedule 2.18 has been made in litigation. No such claim has been threatened or asserted; to the Company's and each Management Shareholder's knowledge, no basis or alleged basis exists for any such claim; and, to the Company's and each Management Shareholder's knowledge, no Person has infringed or otherwise violated the Company's right in any of the Intellectual Property or agreements listed in Schedule 2.18. Neither the Intellectual Property listed in Schedule 2.18 nor the Company's use thereof infringes or has infringed at any time upon the valid Intellectual Property rights of another, and no litigation is pending wherein the Company is accused of infringing or otherwise violating the Intellectual Property right of another, or of breaching a Contract conveying rights under Intellectual Property. No such claim has been asserted or threatened against the Company, nor, to the Company's or any Management Shareholder's knowledge, are there any facts that would give rise to such a claim. The Company has taken reasonable steps to safeguard and maintain the secrecy and confidentiality of, and its proprietary rights in, its Intellectual Property. For purposes of this Section 2.18 and Section 3.16, "Intellectual Property" means domestic and foreign patents, patent applications, registered and unregistered trademarks and service marks, registered and unregistered copyrights, computer programs and databases, trade secrets and other proprietary information.

     2.19 Licenses. Schedule 2.19 contains an accurate and complete list of all licenses, franchises, permits, rights and other authorizations (collectively, "Licenses") used in the operation of the business of the Company or otherwise held by the Company. The Company owns or otherwise lawfully uses each License necessary or required by applicable Law to conduct its business as conducted as of the date of this Agreement, except for Licenses the absence of which do not and cannot reasonably be expected to have a Material Adverse Effect on the Company. Each such License is in full force and effect, and, to the Company's and each Management Shareholder's knowledge, no such License is subject to any current default or right of cancellation, termination or revocation.

     2.20 Compliance with Laws. The Company is, will be, and at all times since inception has been in compliance with all applicable Laws, except for such noncompliance which has not and will not have a Material Adverse Effect on the Company. To the Company's and each Management Shareholder's knowledge, there exists no event, occurrence, condition or act which, with the giving of notice or the lapse of time, would constitute a violation of any applicable Law the violation of which reasonably could be expected to have a Material Adverse Effect on the Company. Neither the Company nor, to the Company's and each Management Shareholder's knowledge, any Person acting for or on behalf of the Company has at any time made or participated in any bribe, kickback or illegal payment.

     2.21 Working Capital, Accounts Receivable. The amount of all accounts receivable, unbilled invoices and other debts due or recorded in the respective records and books of account of the Company as being due to the Company as of the Closing Date (less the amount of any provision or reserve therefor made in the respective records and books of account of the Company) will be good and collectible in full in the ordinary course of business in accordance with the terms thereof; and none of such accounts receivable or other debts is or will be at the Closing Date subject to any counterclaim or set-off except to the extent of any such provision or reserve. There has been no material adverse change since the Company Balance Sheet Date in the amount of accounts receivable or other debts due the Company or the allowances with respect thereto, or accounts payable of the Company, from that reflected in the Company Balance Sheet.

     2.22 Employee Relations. Schedule 2.22 contains an accurate list of all of the Company's employees, showing for each his or her position, date of employment, 1996 compensation, and current annualized salary. Except as specified in Schedule 2.22, the Company has not been involved with any organized labor, union or collective bargaining activities or events whatsoever. The
Company is in substantial compliance with all federal, state and other applicable Laws, domestic or foreign, respecting employment and employment practices, terms and conditions of employment and wages and hours, and has not and is not engaged in any unfair labor practice. The Company has not experienced any labor difficulty during the last three years other than isolated routine grievance matters which were neither material individually nor in the aggregate and which did not constitute a pattern of behavior. Except as specified in
Schedule 2.22, no person currently employed by the Company as a manager, programmer or artist has expressed or communicated to the Company any current grievance or any intent to leave or contemplation of leaving the Company's employ. There has not been, and neither the Company nor any Management
Shareholder anticipates, any materially adverse change in relations with employees of the Company as a result of any announcement or the consummation of the transactions contemplated by this Agreement.

     2.23 Employee Benefit Plans.

     (a) Set forth in Schedule 2.23 is an accurate and complete list of all employee benefit plans of any variety whatsoever (the "Company Employee Benefit Plans"), including without limitation any within the meaning of Section 3(3) of ERISA (whether or not any such Company Employee Benefit Plans are otherwise exempt from the provisions of ERISA), established, maintained or contributed to by or with respect to the Company at any time. The Company has provided the Purchaser with true and complete copies of all documents governing or relating to each such Company Employee Benefit Plan.

     (b) Each Company Employee Benefit Plan has been administered in all material respects in accordance with its terms and is in compliance in all material respects with the applicable provisions, if any, of ERISA and the Code. All reports, returns and similar documents with respect to the Company Employee Benefit Plans required to be filed with any government agency or distributed to any Company Employee Benefit Plan participant have been duly and timely filed or distributed. To the Company's and each Management Shareholder's knowledge, there are no investigations by any government agency, and no termination proceedings or other claims, suits or proceedings against or involving any Company Employee Benefit Plan or asserting any rights or claims to benefits under any Company Employee Benefit Plan that could give rise to any liability to the Company or such Company Employee Benefit Plan. All of the Company Employee Benefit Plans that are intended to be qualified under Section 401(a) of the Code have received determination letters from the Internal Revenue Service to the effect that such Company Employee Benefit Plans are qualified; the Company Employee Benefit Plans and the trusts related thereto are exempt from federal income taxes; no such determination letter has been revoked and revocation has not been threatened; and no such Company Employee Benefit Plan has been amended since the date of its most recent determination letter or application therefor in any respect that would adversely affect its qualification or increase its cost. No Company Employee Benefit Plans have been terminated; there have not been any "reportable events" (as defined in Section 4043 of ERISA and the regulations thereunder) with respect thereto; and no Company Employee Benefit Plan has an "accumulated funding deficiency" within the meaning of Section 412(a) of the Code or any unfunded liability of any kind.

     2.24 Environmental Matters.

     (a) For purposes of this Section 2.24, the following terms shall have the following meanings: (A) "Facilities" shall mean any and all buildings, structures and properties of any sort owned, leased, operated or occupied by the Company at any time; (B) "Hazardous Materials" shall mean any substance, waste, or material characterized, defined or listed as "hazardous" or "toxic" or regulated under Environmental Laws (as defined below), including any and all constituents of such substance, waste, or material. The term "Hazardous Materials" shall include, without limitation, solid or liquid raw materials, wastes, petroleum and petroleum products, and source, special nuclear or by-product material as defined by the Atomic Energy Act of 1954, as amended; (C) "CERCLA" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended; (D) "RCRA" shall mean the Resource Conservation and Recovery Act, as amended; (E) "Claim" shall mean any and all claims, demands, causes of actions, suits, proceedings, administrative proceedings, losses, judgments, decrees, debts, damages, liabilities, court costs, attorneys' fees and any other expenses incurred, assessed or sustained by or against the Company; and (F) "Environmental Laws" shall mean any and all Laws relating to the environment or hazardous or toxic materials or substances, the protection of human health and the environment, or the release of any materials or substances into the environment, whether existing or hereafter enacted or issued which govern behavior, activities or conditions with respect to the Facilities prior to the Closing Date.

     (b) Compliance with Environmental Laws. The Company has provided to the Purchaser all material information relating to the following items: (i) the nature, quantities and ultimate disposal locations of any Hazardous Materials generated, transported, treated or disposed of by the Company, if any, together with a description of the location of each such activity, and (ii) a summary of the nature and quantities of any Hazardous Materials, if any, that, to the Company's and each Management Shareholder's knowledge, have been disposed of or found at any site or facility owned, operated or occupied presently or at any previous time by the Company. The Company is in compliance with all applicable Environmental Laws, including without limitation those relating to product registration, pollution control and environmental contamination and those governing the generation, use, collection, discharge, or disposal of Hazardous Materials and record keeping, notification and reporting requirements respecting Hazardous Materials. Except as disclosed in Schedule 2.24, the Company has not violated or been alleged to have violated any Environmental Law, nor has the Company been subject to any administrative or judicial proceeding pursuant to any Environmental Law at any time. Except as disclosed in Schedule 2.24, to the Company's and each Management Shareholder's knowledge, there are no facts or circumstances which could form the basis for the assertion of any Claim against the Company relating to environmental matters, including without limitation any Claim arising from past or present environmental practices of the Company asserted under CERCLA or RCRA or any other Environmental Law, which could reasonably be expected to have a Material Adverse Effect on the Company.

     (c) Asbestos, Urea Formaldehyde, and Underground Storage Tanks. To the knowledge of the Company and each Management Shareholder, there is not and has never been constructed, placed, deposited, stored, disposed of nor located on or at any Facility any asbestos or asbestos-containing-materials or any insulating materials containing urea formaldehyde in any form, and no underground treatment or storage tanks (excluding non-industrial waste septic tanks) or sumps are or have ever been located on or at the Facilities, except as listed in Schedule 2.24.

     (d) Investigations There have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted by, on behalf of, or which are in the possession or control of the Company in relation to the Facilities.

     (e) Liens. There are no liens arising under or pursuant to any Environmental Laws on the Facilities; no actions by any governmental authority have been taken or, to the knowledge of the Company and each Management Shareholder, are in process which likely would subject the Facilities to such liens; and the Company is not required to place any notice or restriction relating to the presence of any Hazardous Materials at the Facilities or in any deed to the Facilities.

     2.25 Interests in Clients, Suppliers, Etc. Except as described in Schedule 2.25, neither the Company nor any officer or director of the Company possesses, directly or indirectly, any financial or other interest in any corporation, firm, association or business organization which is a licensor, licensee, client, supplier, customer, lessor, lessee, or competitor or potential competitor of or to the Company, the Purchaser or the Surviving

Corporation (other than an interest in a public corporation which does not exceed one percent (1%) of such corporation's outstanding securities).

     2.26 Bank Accounts, Powers of Attorney. Set forth in Schedule 2.26 is an accurate and complete list showing (a) the name and address of each bank in which the Company has an account or safe deposit box, the number of any such account or any such box and the names of all persons authorized to draw thereon or to have access thereto, and (b) the names of all persons, if any, holding powers of attorney (including without limitation with respect to tax matters) from the Company and a summary statement of the terms thereof.

     2.27 No Changes  Since Company  Balance Sheet Date.  Except as described in
Schedule 2.27, since the Company Balance Sheet Date the Company has not (a) incurred any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise) except in the ordinary course of business in an amount less than $10,000 individually or in the aggregate, (b) sold, transferred or otherwise disposed of any assets except in the ordinary course of business for an amount less than $10,000 individually or in the aggregate, (c) made any capital expenditure or commitment therefor except in the ordinary course of business, none of which individually or in the aggregate exceeds $10,000, (d) declared or paid any dividend or made any distribution on any shares of its capital stock, or redeemed, purchased or otherwise acquired any shares of its capital stock or any Stock Acquisition Right for any such shares, (e) made any bonus or profit sharing distribution or payment of any kind, (f) made any loan to any Person, (g) written off as uncollectible any notes or accounts receivable except write-offs in the ordinary course of business charged to applicable reserves, none of which individually or in the aggregate exceeds $10,000, (h) granted any increase in the rate of wages, salaries, bonuses or other remuneration of any executive employee or other employees, (i) canceled or waived any material claims or rights, (j) made any change in any method of accounting or auditing practice, (k) otherwise conducted its business in any material respect or entered into any material transaction other than in the ordinary course of business, or (l) agreed, whether or not in writing, to do any of the foregoing.

     2.28 Disclosure. Neither this Agreement, the financial statements referred to in Section 2.5 hereof (including the notes thereto), or any schedule, exhibit or certificate attached hereto or delivered in accordance with the terms hereof or any document or statement in writing which has been supplied by or on behalf of any Management Shareholder or the Company in connection with the transactions contemplated by this Agreement nor the Company's Confidential Private Placement Memorandum dated August 31, 1996 (without regard to any effective date specified therein) contains any untrue statement of a material fact or omits any statement of a material fact necessary in order to make the statements contained herein or therein not misleading. There is no fact known to the Company or any Management Shareholder which reasonably would be expected to have a Material Adverse Effect on the Company which has not been set forth in this Agreement, the financial statements referred to in Section 2.5 hereof (including the notes thereto), or any schedule, exhibit or certificate attached hereto or delivered in accordance with the terms hereof or any document or statement in writing which has been supplied by or on behalf of any Management Shareholder or the Company in connection with the transactions contemplated by this Agreement.

     2.29 Broker's or Finder's Fees. No agent, broker, person or firm acting on behalf of any Management Shareholder or the Company is, or will be, entitled to any commission or broker's or finder's fees from any of the parties hereto, or from any Person controlling, controlled by or under common control with any Management Shareholder or the Company, in connection with any of the transactions contemplated by this Agreement.

     2.30 Matters Affecting Employees. To the knowledge of the Company and each Management Shareholder, no employee of the Company is subject to any Contract or Law which adversely affects or which might adversely affect such employee's ability to act as an employee of the Purchaser or the Surviving Corporation following consummation of the transactions contemplated by this Agreement.

     2.31 Purchase for Investment. Not more than thirty-five (35) of the Company's shareholders are not "accredited investors" (as defined in Regulation D promulgated under the Securities Act). Without limiting any other provision in this Agreement, to the Company's and each Management Shareholder's knowledge, the Company's shareholders are under no binding obligation and have no present plan, intention or arrangement to dispose of any Purchaser Shares that would reduce the aggregate fair value of all such shares retained by the Company's shareholders to an amount less than fifty percent (50%) of the aggregate fair value of the Company's issued and outstanding common stock immediately prior to consummation of the Merger.

     2.32 Copies of Documents. The Company has caused to be made available for inspection and copying by the Purchaser and its advisers true, complete and correct copies of all documents referred to in this Article II or in any corresponding schedule attached to this Agreement.

     2.33 Absence of Certain Conditions. There exists no event, occurrence, condition or act which, with the giving of notice, the lapse of time or the occurrence of any further event or condition (including without limitation consummation of the transactions contemplated by this Agreement and the other Transaction Documents) would constitute a breach of or cause any of the representations and warranties in this Article II to become untrue.

     2.34 Disclosure Statement. None of the information provided by the Company to the Purchaser in writing for use in any materials prepared by the Purchaser to be delivered to the Company's shareholders in connection with their consideration of the Merger, nor any information prepared by the Company to be delivered to the Company's shareholders in connection with their consideration of the Merger, at the time such information is provided to the Company's shareholders or at the time the Company's shareholders vote on the Merger, will contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained therein, in light of the circumstances under which they are made, not misleading.

                                   ARTICLE III
                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER
                                 AND ACQUISITION

     The Purchaser and Acquisition jointly and severally represent and warrant to the Company and agree as follows:

     3.1 Existence and Good Standing; Power and Authority.

     (a) The Purchaser is a corporation duly organized, validly existing and in good standing under the Laws of the State of Maryland. The Purchaser has the power to own its properties and to carry on its business as now being conducted. The Purchaser is duly qualified to do business and is in good standing in each jurisdiction in which the character or location of the properties owned or leased by the Purchaser or the nature of the business conducted by the Purchaser makes such qualification necessary under applicable Law. The Purchaser has all requisite power and authority to enter into and deliver this Agreement, the Plan of Merger and the other Transaction Documents to which the Purchaser is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The Purchaser's execution, delivery and performance of this Agreement, the Plan of Merger and the other Transaction Documents to which the Purchaser is a party and the Purchaser's consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all corporate, shareholder and other action required of the Purchaser by applicable Law, its Articles of Incorporation or Bylaws. The Board of Directors of the Purchaser has determined to approve of the Merger, and such approval is in effect on the date hereof. This Agreement, the Plan of Merger and the other Transaction Documents to which the Purchaser is a party constitute the valid and legally binding obligations of the Purchaser, enforceable against the Purchaser in accordance with their respective terms.

     (b) Acquisition is a corporation duly organized, validly existing and in good standing under the Laws of the State of North Carolina. Acquisition has the power to own its property and to carry on its business as now being conducted. Acquisition is not required by applicable Law to be qualified to do business in any other state or foreign jurisdiction. Acquisition has all requisite power and authority to enter into and deliver this Agreement, the Plan of Merger and the other Transaction Documents to which Acquisition is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. Acquisition's execution, delivery and performance of this Agreement, the Plan of Merger and the other Transaction Documents to which Acquisition is a party and Acquisition's consummation of the transactions contemplated hereby and thereby, upon approval by Acquisition's shareholder, will have been duly and validly authorized by all corporate, shareholder and other action required of Acquisition by applicable Law, its Articles of Incorporation or Bylaws. The Board of Directors of Acquisition has determined to recommend the approval of the Merger to the shareholders of the Acquisition, and such determination is in effect on the date hereof. This Agreement, the Plan of Merger and the other Transaction Documents to which Acquisition is a party constitute the valid and legally binding obligations of Acquisition, enforceable against Acquisition in accordance with their respective terms.

     3.2 Capital Stock.

     (a) The Purchaser has an authorized capitalization consisting solely of 10,000,000 shares of Class A common stock (voting), par value $.10 per share, 10,000,000 shares of Class B common stock (non-voting), par value $.10 per share, and 5,000,000 shares of preferred stock, par value $.10 per share, of which 175,000 have been designated "Series A Preferred Stock" and the balance remain undesignated. As of the date of this Agreement, 5,145,114 shares of the Purchaser's Class A Common Stock, 13,500 shares of the Purchaser's

Class B Common Stock and 165,114 shares of the Purchaser's Series A Preferred Stock are issued and outstanding; and no other shares of the Purchaser's capital stock are issued or outstanding. As of the Effective Time, not more than 5,145,114 shares of the Purchaser's Class A Common Stock, 13,500 shares of the Purchaser's Class B Common Stock and 165,114 shares of the Purchaser's Series A Preferred Stock, together with any other securities issued upon the proper exercise of any Stock Acquisition Rights described in Schedule 3.2, will be issued and outstanding; and no other shares of the Purchaser's capital stock will be issued or outstanding. The Purchaser Shares, when issued as provided in this Agreement and the Plan of Merger, will be duly authorized and validly issued and outstanding and fully paid and nonassessable. Except as shown on
Schedule 3.2, there are no outstanding Stock Acquisition Rights for securities of the Purchaser, other than as contemplated by this Agreement.

     (b) Acquisition has an authorized capitalization consisting solely of 1,000 shares of common stock, par value $0.001 per share, of which 100 shares are issued and outstanding and are held by the Purchaser, and no other shares of Acquisition's capital stock are issued or outstanding. There are no outstanding Stock Acquisition Rights for securities of Acquisition, other than as contemplated by this Agreement.

     3.3 Subsidiaries and Investments. The Purchaser does not own stock or have any other equity interest in, and does not control, directly or indirectly, any corporation, partnership, association, trust, joint venture or other entity.

     3.4 Financial Statements; Working Capital.

     (a) The Purchaser has furnished the Company with the balance sheets of the Purchaser as of March 31, 1996 (the "Purchaser Balance Sheet") and March 31, 1995, and the related statements of income, shareholders' equity and cash flows for the years then ended, audited by Ernst & Young, LLP. All such financial statements, including the notes thereto, have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods indicated, and are correct, complete, and consistent with the Purchaser's books and records (which are correct and complete). All such balance sheets fairly present the financial condition of the Purchaser as of the respective dates thereof, and reflect all claims against and all debts and liabilities of the Purchaser, fixed or contingent, as of the respective dates thereof; and the related statements of income, shareholders' equity and cash flows fairly present the results of the operations of the Purchaser and the changes in its financial position for the periods indicated. There are no transactions between the Purchaser and any shareholder of the Purchaser (or any affiliate of any such shareholder) which are not disclosed in such financial statements.

     (b) Since March 31, 1996 (the "Purchaser Balance Sheet Date") there has been (i) no event, fact, condition, circumstance or other development which has had or reasonably could be expected (individually or in the aggregate) to have a Material Adverse Effect on the Purchaser, whether as a result of any legislative or regulatory change, revocation of any license or rights to do business, Casualty or otherwise, and (ii) no material change in the assets, liabilities or equity, or in the business or condition, financial or otherwise, or in the results of operations or prospects of the Purchaser, except (in each case) as reflected in the unaudited balance sheet of the Purchaser as of December 31, 1996 or the related statements of income for the month and nine months ended December 31, 1996; and no fact or condition exists or is contemplated or threatened which might cause such a change in the future.

     (c) As of the date of this Agreement, the Purchaser is negotiating in good faith with Petra Capital LLC ("Petra") for a financing substantially on the terms described in the term sheet attached as Schedule 3.4. The Purchaser intends to use the first $3,000,000 of proceeds of this financing (or the total amount thereof, if $3,000,000 or less), if consummated, primarily for working capital for the combined operations of the Purchaser and the Surviving Corporation, and has not earmarked any material amount of any such proceeds for any other purpose. Although the Purchaser believes as of the date of this
Agreement that the Purchaser's negotiations with Petra are proceeding satisfactorily, the Purchaser can provide no assurance that the proposed financing will be consummated or that other similar financing will be available on terms satisfactory to the Purchaser.

     3.5 Books and Records. The minute books of the Purchaser, as previously made available to the Company and its representatives, contain accurate records of all meetings of and corporate action taken by the shareholders and Board of Directors (including committees thereof) of the Purchaser.

     3.6 Title to Properties; Encumbrances. Except as set forth in Schedule 3.6, the Purchaser has good, valid and marketable title to (a) all of its properties and assets (real and personal, tangible and intangible), including without limitation all of the properties and assets reflected in the Purchaser Balance Sheet, except as indicated in the notes thereto, and (b) all of the properties and assets purchased by the Purchaser since the Purchaser Balance Sheet Date; in each case subject to no Encumbrance, except for (i) liens reflected in the Purchaser Balance Sheet, (ii) liens consisting of zoning or planning restrictions, easements, permits and other restrictions or limitations on the use of real property or irregularities in title thereto which do not detract from the value of, or impair the use of, such property by the Purchaser in the operation of its business, and (iii) liens for current taxes, assessments or governmental charges or levies on property not yet due and delinquent.

     3.7 Tangible Assets. The Purchaser's tangible assets having a value in excess of $10,000 are in a state of good maintenance and repair (ordinary wear and tear excepted) and are adequate and suitable for the purposes for which they are currently being used.

     3.8 Real Property. Except as described in Schedule 3.9 in respect of its leases, the Company does not own, in whole or in part, any interest in any real property.

     3.9 Leases.  Schedule 3.9  contains an accurate  and  complete  list of all leases to which the Purchaser is a party (as lessee or lessor). Each lease identified in Schedule 3.9 (or required to be set forth in Schedule 3.9) is in full force and effect; all rents and additional rents due to date on each such lease have been paid; in each case, the lessee has been in peaceable possession since the commencement of the original term of such lease and is not in default thereunder, and no waiver, indulgence or postponement of the lessee's obligations thereunder has been granted by the lessor; and there exists no event of default or event, occurrence, condition or act (including the transactions contemplated by this Agreement) which, with the giving of notice, the lapse of time or the happening of any further event or condition, would become a default under such lease. The Purchaser has not violated any of the terms or conditions under any lease set forth in Schedule 3.9 (or required to be set forth in Schedule 3.9) in any material respect, and there is no reason to believe there will be a violation by the Purchaser in the future. The Purchaser is in good relations with each other party thereto, and, to the Purchaser's knowledge, all of the covenants to be performed by any other party under any such lease have been fully performed. The property leased by the Purchaser is in a state of good maintenance and repair (ordinary wear and tear excepted) and is adequate and suitable for the purposes for which it is presently being used.

     3.10 Contracts. The Purchaser does not know of any, and the Purchaser has not received any notice or other communication asserting the actual or alleged existence of any, default or event of default or event, occurrence, condition or act (including the consummation of the transactions contemplated by this Agreement) which, with the giving of notice, the lapse of time or the occurrence of any other event or condition, would become a default or event of default under any material Contract to which the Purchaser is a party. The Purchaser has not violated in any material respect any of the terms or conditions of any material Contract to which the Purchaser is a party, and there is no reason to believe there will be a violation by the Purchaser in the future. The Purchaser is in good relations with each other party to each such Contract, and, to the Purchaser's knowledge, all of the covenants to be performed by any other party thereto have been fully performed. The Purchaser considers its relations with its current licensors, licensees, customers, vendors, suppliers and contractors to be good.

     3.11 No Conflicts. The execution and delivery of this Agreement and each other applicable Transaction Document by the Purchaser and Acquisition do not, and the performance of this Agreement and the other applicable Transaction Documents by the Purchaser and Acquisition will not, (i) conflict with or violate any provision of the Organizational Documents of the Purchaser or Acquisition, (ii) assuming that all consents, approvals, authorizations and other actions described in Schedule 3.11 have been obtained and all filings and obligations described in Schedule 3.11 have been made, conflict with or violate any Law applicable to the Purchaser or Acquisition or by which any property or asset of the Purchaser or Acquisition is bound or affected or (iii) except as set forth in Schedule 3.11, result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of an Encumbrance on any property or asset of the Purchaser or Acquisition pursuant to, any Contract.

     3.12 Litigation. Except as set forth in Schedule 3.12, there is no action, suit, proceeding at law or in equity, arbitration or administrative or other proceeding or investigation by or before any governmental or other instrumentality or agency pending or threatened against or affecting the Purchaser or any of its properties or rights; and the Purchaser is not aware of any basis for any such action, proceeding or investigation. The Purchaser is not subject to or affected by any judgment, order or decree entered in any lawsuit or proceeding which has or reasonably may be expected to have a Material Adverse Effect on the Purchaser or which has impaired or reasonably may be expected to impair the ability of the Purchaser to acquire any property or conduct business in any geographic area.

     3.13 Taxes. The Purchaser has filed or caused to be filed, within the times and manners prescribed by Law, all federal, state, local and foreign tax returns and tax reports which are required to be filed by, or with respect to, the Purchaser. Such returns and reports reflect accurately all liability for taxes of the Purchaser for the periods covered thereby. All federal, state, local and foreign income, profits, franchise, sales, use, occupancy, excise and other taxes and assessments
(including interest and penalties) payable by or due from the Purchaser have been fully paid or adequately reserved against in the financial statements of the Purchaser. To the Purchaser's knowledge, no examination of any tax return of the Purchaser is currently in progress, and, to the Purchaser's knowledge, no basis for any assessment exists. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any tax return of the Purchaser.

     3.14 Liabilities. There are no known liabilities, obligations or indebtedness of or claims against the Purchaser arising from or in connection with or based upon acts, omissions, events, things, facts, conditions, matters or occurrences existing, occurring or taking place on or before the Closing Date except (i) those liabilities set forth in the Purchaser Balance Sheet or referred to in the notes thereto or in the unaudited balance sheet of the Purchaser as of December 31, 1996, (ii) non-material liabilities which have arisen since December 31, 1996 in the ordinary course of business (none of which is a liability for breach of contract, breach of warranty, tort or infringement), (iii) non-material liabilities arising under executory contracts entered into in the ordinary course of business (none of which is a liability for breach of contract), (iv) liabilities specifically set forth on Schedule
3.14 and (v) other liabilities which, in the aggregate, are not material to the Purchaser.

     3.15 Insurance. The Purchaser's insurance policies currently in effect, with respect to their amounts and types of coverage, are customary for corporations of similar size engaged in similar lines of business as the Purchaser.

     3.16 Intellectual Property. The lawful operation of the business of the Purchaser as currently conducted and as currently planned to be conducted requires no rights under Intellectual Property (as defined in Section 2.18 above) other than rights under Intellectual Property in which the Purchaser owns all right, title and interest or which the Purchaser is otherwise authorized to use. No claim adverse to the interests of the Purchaser in any such Intellectual Property has been made in litigation. No such claim has been threatened or asserted; and to the Purchaser's knowledge, no basis or alleged basis exists for any such claim. The Purchaser has taken reasonable steps to safeguard and maintain the secrecy and confidentiality of, and its proprietary rights in, its Intellectual Property.

     3.17 Compliance with Laws. The Purchaser is, will be, and at all times since inception has been in compliance with all applicable Laws, except for such non-compliance which has not and will not have a Material Adverse Effect on the Purchaser. To the Purchaser's knowledge, there exists no event, occurrence, condition or act which, with the giving of notice or the lapse of time, would constitute a violation of any applicable Law the violation of which reasonably could be expected to have a Material Adverse Effect on the Purchaser. Neither the Purchaser nor, to the Purchaser's knowledge, any Person acting for or on behalf of the Purchaser has at any time made or participated in any bribe, kickback or illegal payment.

     3.18 Employee Relations. The Purchaser is in substantial compliance with all federal, state and other applicable Laws, domestic or foreign, respecting employment and employment practices, terms and conditions of employment and wages and hours, and has not and is not engaged in any unfair labor practice.

     3.19 Employee Benefit Plans.

     (a) Set forth in Schedule 3.19 is an accurate and complete list of all employee benefit plans of any variety whatsoever (the "Purchaser Employee Benefit Plans"), including without limitation any within the meaning of Section 3(3) of ERISA (whether or not any such Purchaser Employee Benefit Plans are otherwise exempt from the provisions of ERISA), established, maintained or contributed to by or with respect to the Purchaser at any time. The Purchaser has provided the Company with true and complete copies of all documents governing or relating to each such Purchaser Employee Benefit Plan.

     (b) Each Purchaser Employee Benefit Plan has been administered in all material respects in accordance with its terms and is in compliance in all material respects with the applicable provisions, if any, of ERISA and the Code. All reports, returns and similar documents with respect to the Purchaser
Employee Benefit Plans required to be filed with any government agency or distributed to any Purchaser Employee Benefit Plan participant have been duly and timely filed or distributed. To the Purchaser's knowledge, there are no investigations by any government agency, and no termination proceedings or other claims, suits or proceedings against or involving any Purchaser Employee Benefit Plan or asserting any rights or claims to benefits under any Purchaser Employee Benefit Plan that could give rise to any liability to the Purchaser or such Purchaser Employee Benefit Plan. All of the Purchaser Employee Benefit Plans that are intended to be qualified under Section 401(a) of the Code have received determination letters from the Internal Revenue Service to the effect that such Purchaser Employee Benefit Plans are qualified; the Purchaser Employee Benefit Plans and the trusts related thereto are exempt from federal income taxes; no such determination letter has been revoked and revocation has not been threatened; and no such Purchaser Employee Benefit Plan has been amended since the date of its most recent determination letter or application therefor in any respect that would adversely affect its qualification or increase its cost. No Purchaser Employee Benefit Plans have been terminated; there have not been any "reportable events" (as defined in Section 4043 of ERISA and the regulations thereunder) with respect thereto; and no Purchaser Employee Benefit Plan has an "accumulated funding deficiency" within the meaning of Section 412(a) of the Code or any unfunded liability of any kind.

     3.20 Environmental Matters. The Purchaser is in compliance with all applicable Environmental Laws (as defined in Section 2.24 above), including without limitation those relating to product registration, pollution control and environmental contamination and those governing the generation, use, collection, discharge, or disposal of Hazardous Materials and record keeping, notification and reporting requirements respecting Hazardous Materials. The Purchaser has not violated or been alleged to have violated any Environmental Law, nor has the Purchaser been subject to any administrative or judicial proceeding pursuant to any Environmental Law at any time. To the Purchaser's knowledge, there are no facts or circumstances which could form the basis for the assertion of any Claim (as defined in Section 2.24 above, with reference to the Purchaser) against the Purchaser relating to environmental matters, including without limitation any Claim arising from past or present environmental practices of the Purchaser asserted under any Environmental Law, which could reasonably be expected to have a Material Adverse Effect on the Purchaser.

     3.21 No Changes Since December 31, 1996. Except as described in Schedule 3.21, since December 31, 1996, the Purchaser has not (a) incurred any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise) except in the ordinary course of business, (b) sold, transferred or otherwise disposed of any assets except in the ordinary course of business, (c) made any capital expenditure or commitment therefor except in the ordinary course of business, (d) declared or paid any dividend or made any distribution on any shares of its capital stock, or redeemed, purchased or otherwise acquired any shares of its capital stock or any Stock Acquisition Right for any such shares,
(e) made any bonus or profit sharing distribution or payment of any kind, (f) made any loan to any Person, (g) written off as uncollectible any notes or accounts receivable except write-offs in the ordinary course of business charged to applicable reserves, (h) granted any increase in the rate of wages, salaries, bonuses or other remuneration of any executive employee or other employees, (i) canceled or waived any material claims or rights, (j) made any change in any method of accounting or auditing practice, (k) otherwise conducted its business in any material respect or entered into any material transaction other than in the ordinary course of business, or (l) agreed, whether or not in writing, to do any of the foregoing.

     3.22 Disclosure. Neither this Agreement, the financial statements referred to in Section 3.4 hereof (including the notes thereto), or any schedule, exhibit or certificate attached hereto or delivered in accordance with the terms hereof or any document or statement in writing which has been supplied by or on behalf of the Purchaser or Acquisition in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits any statement of a material fact necessary in order to make the statements contained herein or therein not misleading. There is no fact known to the Purchaser which has or reasonably would be expected to have a Material Adverse Effect on the Purchaser which has not been set forth in this Agreement, the financial statements referred to in Section 3.4 hereof (including the notes thereto), or any schedule, exhibit or certificate attached hereto or delivered in accordance with the terms hereof or any document or statement in writing which has been supplied by or on behalf of the Purchaser or Acquisition in connection with the transactions contemplated by this Agreement.

     3.23 Broker's or Finder's Fees. No agent, broker, person or firm acting on behalf of the Purchaser or Acquisition is, or will be, entitled to any commission or broker's or finder's fees from any of the parties hereto, or from any Person controlling, controlled by or under common control with the Purchaser or Acquisition, in connection with any of the transactions contemplated by this Agreement.

     3.24 Copies of Documents. The Purchaser has caused to be made available for inspection and copying by the Company and its advisers true, complete and correct copies of all documents referred to in this Article III or in any corresponding schedule attached to this Agreement.

     3.25 Absence of Certain Conditions. There exists no event, occurrence, condition or act which, with the giving of notice, the lapse of time or the occurrence of any further event or condition (including without limitation consummation of the transactions contemplated by this Agreement and the other Transaction Documents) would constitute a breach of or cause any of the representations and warranties in this Article III to become untrue.

     3.26 Interim Operations of Acquisition. Acquisition was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

     3.27 Disclosure Statement. None of the information provided by the Purchaser for inclusion in any materials prepared by the Purchaser to be delivered to the Company's shareholders in connection with their consideration of the Merger, at the time such information is provided to the Company's shareholders or at the time the Company's shareholders vote on the Merger, will contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained therein, in light of the circumstances under which are made, not misleading.

                                   ARTICLE IV
                 CONDUCT OF BUSINESS; EXCLUSIVE DEALING; REVIEW

     4.1 Conduct of Business.

     (a) The Company. During the period from the date of this Agreement to the Closing Date (or the earlier termination of this Agreement pursuant to Section
9.16 below), and except as otherwise specified in Schedule 4.1(a), the Company shall conduct its operations only according to its ordinary and usual course of business and preserve intact its business organization, keep available the services of its officers and employees, maintain satisfactory relationships with licensors, licensees, suppliers, distributors, clients and others having business relationships with the Company, and perform in all material respects all of the Company's obligations under all Contracts to which the Company is a party or by which it or any of its assets or properties are bound. Notwithstanding the immediately preceding sentence, prior to the Closing Date (or the earlier termination of this Agreement pursuant to Section 9.16 below), except as may be first approved in writing by the Purchaser or as is otherwise permitted or required by this Agreement or specified in Schedule 4.1(a), the Company and the Management Shareholders shall cause (a) the Company's Organizational Documents to be maintained in their forms on the date of this Agreement, (b) the compensation payable or to become payable by the Company to each officer, employee or agent of the Company to be maintained at their levels on the date of this Agreement, (c) the Company to refrain from making any bonus, pension, retirement or insurance payment or arrangement to or with any such persons except those that may have already been accrued, (d) the Company to refrain from entering into any Contract except Contracts in the ordinary course of business having a value of less than $25,000, (e) the Company to refrain from making any change affecting any bank, safe deposit or power of attorney arrangements of the Company, (f) the Company to refrain from issuing or selling, or issuing any rights to purchase or subscribe for, or subdividing or otherwise changing in any respect any shares of the Company's capital stock, and (g) the Company to refrain from taking any of the actions referred to in Section 2.27 hereof. Neither the Company nor any Management Shareholder shall take or fail to take any action which would cause the representations and warranties contained in Article II of this Agreement to be or become untrue or incorrect. During the period from the date of this Agreement to the Closing Date, the Company and the Management Shareholders shall confer on a regular and frequent basis with a designated representative of the Purchaser to report operational matters and to report the general status of ongoing operations. The Company and the Management

Shareholders shall notify the Purchaser of any unexpected emergency or other material change in the normal course of the Company's business or in the operation of its properties and of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), adjudicatory proceedings, budget meetings or submissions involving any property of the Company, and keep the Purchaser fully informed of such events and permit its representatives prompt access to all materials prepared in connection therewith.

     (b) The Purchaser. During the period from the date of this Agreement to the Closing Date (or the earlier termination of this Agreement pursuant to Section
9.16 below), the Purchaser shall preserve intact its business organization, keep available the services of its officers and employees, maintain satisfactory relationships with licensors, licensees, suppliers, distributors, clients and others having business relationships with the Purchaser, perform in all material respects all of the Purchaser's obligations under all Contracts to which the Purchaser is a party or by which it or any of its assets or properties are bound, and notify the Company prior to taking any material action other than in the Purchaser's ordinary and usual course of business. The Purchaser shall not take or fail to take any action which would cause the representations and warranties contained in Article III of this Agreement to be or become untrue or incorrect. During the period from the date of this Agreement to the Closing Date, the Purchaser shall confer on a regular and frequent basis with a designated representative of the Company to report operational matters and to report the general status of ongoing operations. The Purchaser shall notify the Company of any unexpected emergency or other material change in the normal course of the Purchaser's business or in the operation of its properties and of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), adjudicatory proceedings, budget meetings or submissions involving any property of the Purchaser, and keep the Company fully informed of such events and permit its representatives prompt access to all materials prepared in connection therewith.

     4.2 Exclusive Dealing. During the period from the date of this Agreement to the Closing Date, the Company and the Management Shareholders shall refrain from taking any action directly or indirectly to encourage, initiate or engage in discussions or negotiations with, or provide any information to, any Person other than the Purchaser concerning any proposal for the sale of the capital stock or substantially all of the assets of, or merger or other business combination involving the Company (an "Acquisition Transaction"); provided, however, that nothing contained in this Section or elsewhere in this Agreement (other than with respect to Section 7.2 below concerning approval of the Merger and related transactions by the Management Shareholders) shall prevent the Board of Directors of the Company, in the exercise of its fiduciary duties and after consulting with counsel, from considering, negotiating, and approving an unsolicited bona fide proposal or offer that the Board of Directors determines in good faith may result in an Acquisition Transaction more favorable to the Company's shareholders from a financial point of view than the transaction contemplated by this Agreement; provided further, however, that no election by the Board of Directors of the Company to consider, negotiate or approve any such offer shall relieve the Management Shareholders of their obligations pursuant to this Agreement, including without limitation those pursuant to Section 7.2 below concerning approval and consummation of the Merger and related transactions thereby. The Company shall notify the Purchaser immediately if any proposals concerning any merger, consolidation, sale of assets, tender offer, sale of shares or similar transaction involving the Company or any significant assets of the Company is made or if any request for confidential information regarding the Company is received, and shall provide to the Purchaser all such related information as the Purchaser shall request.

     4.3 Access to Information; Confidentiality.

     (a) Subject to applicable Law, between the date hereof and the Effective Time, (i) the Company and the Management Shareholders (A) shall give the Purchaser and its authorized representatives reasonable access, during regular business hours and upon reasonable advance notice, to all employees, all offices and other facilities, and all books and records of the Company, (B) shall permit the Purchaser and its authorized representatives to make such inspections thereof as they may reasonably require to familiarize themselves with such matters, and (C) shall cause the Company's officers to furnish the Purchaser and its authorized representatives with such financial and operating data and other information with respect to the Company as the Purchaser may from time to time reasonably request; and (ii) the Purchaser (A) shall give the Company and its authorized representatives reasonable access, during regular business hours and upon reasonable advance notice, to all employees, all offices and other facilities, and all books and records of the Purchaser, (B) shall permit the Company and its authorized representatives to make such inspections thereof as they may reasonably require to familiarize themselves with such matters, and (C) shall cause the Purchaser's officers to furnish the Company and its authorized representatives with such financial and operating data and other information with respect to the Purchaser as the Company may from time to time reasonably request; provided, however, that no investigation pursuant to this Section shall affect the binding nature of any representation or warranty contained in this Agreement or in any other Transaction Document; and provided further that each party shall have the right to have a representative present at all times of any such inspections, interviews, and examinations conducted at or on its offices or other facilities or properties or those of its affiliates or representatives.

     (b) The Purchaser and Acquisition agree that all Confidential Information (as defined below) regarding the Company shall be kept confidential by the Purchaser and Acquisition and shall not be disclosed by the Purchaser or Acquisition in any manner whatsoever; provided, however, that (i) any of such Confidential Information may be disclosed to such directors, officers, employees, and authorized representatives (including without limitation attorneys, accountants, consultants, bankers, and financial advisors) of the Purchaser and Acquisition (collectively, for purposes of this Section, "Purchaser Representatives") as need to know such information for the purpose of evaluating the Merger (it being understood that such Purchaser Representatives shall be informed by the Purchaser of the confidential nature of such information and shall be required to treat such information confidentially),
(ii) any disclosure of such Confidential Information may be made to the extent to which the Company consents in writing, and (iii) such Confidential Information may be disclosed by the Purchaser, Acquisition, or any Purchaser Representative to the extent that, in the opinion of counsel for the Purchaser or such Purchaser Representative, the Purchaser, Acquisition or such Purchaser Representative is legally compelled to do so, provided that, prior to making such disclosure, the Purchaser, Acquisition or such Purchaser Representative, as the case may be, advises and consults with the Company regarding such disclosure, and provided further that the Purchaser, Acquisition or such Purchaser Representative, as the case may be, discloses only that portion of such Confidential Information as is legally required to be disclosed. The Purchaser and

Acquisition agree that none of the Confidential Information regarding the Company will be used for any purpose other than in connection with the transactions contemplated hereby.

     The Company agrees to maintain the confidentiality of, not disclose, and otherwise act and refrain from acting in respect of any Confidential Information regarding the Purchaser to the same extent as the Purchaser, Acquisition and Purchaser Representatives are required to do so in respect of Confidential Information regarding the Company, as set forth in the preceding paragraph.

     The term "Confidential Information", as used in this Section, means all information (irrespective of the form of communication) obtained by or on behalf of a party or its representatives from another party or its representatives pursuant to this Section and all similar information obtained from a party or its representatives by or on behalf of another party prior to the date of this Agreement, other than information which (i) was or becomes generally available to the public other than as a result of disclosure by the party acquiring such information or any representative of such party, (ii) was or becomes available to a party on a nonconfidential basis prior to disclosure to such party by the other party or its representatives, (iii) was or becomes available to a party from a source other than the party to which such information relates and its representatives, provided that such source is not known by the party obtaining such information to be bound by a confidentiality agreement with the party to which such information relates, or (iv) is developed by the party acquiring such information independent of the disclosure thereof by the party to which such information relates, as reasonably evidenced by written development materials.

     (c) If this Agreement is terminated, the Purchaser and Acquisition shall promptly return, and shall use their reasonable best efforts to cause all Purchaser Representatives to promptly return, all Confidential Information regarding the Company to the Company without retaining any copies thereof, provided that such portion of such Confidential Information as consists of notes, compilations, analyses, reports, studies, or other documents prepared by the Purchaser, Acquisition or Purchaser Representatives shall be destroyed.

     The  Company  similarly  shall  return  or  destroy,  as  applicable,   all
Confidential Information regarding the Purchaser.

     4.4 Best Efforts. Each of the Management Shareholders, the Company, the Purchaser and Acquisition shall use his or its respective best efforts in good faith to satisfy the various conditions to Closing and to consummate the Merger by the date specified in Section 1.5 above.

                                    ARTICLE V
             CONDITIONS TO PURCHASER'S AND ACQUISITION'S OBLIGATIONS

     The Purchaser's and Acquisition's obligations pursuant to this Agreement are conditioned upon satisfaction, on or prior to the Closing Date, of each of the following conditions:

     5.1 Opinion of Counsel. The Company shall have furnished the Purchaser with an opinion, dated the Closing Date, of Thompson & Knight, P.C., counsel to the Company, reasonably satisfactory in form and substance to the Purchaser, concerning matters relating to the Company and the Management Shareholders.

     5.2 Good Standing and Other Certificates. The Company shall have delivered to the Purchaser (a) a copy of the Company's articles of incorporation, including all amendments thereto, certified by the Secretary of State of Texas as of the Closing Date or any of the three preceding business days, (b) a certificate from the Comptroller of Public Accounts of the State of Texas to the effect that the Company is in good standing in Texas and listing all charter documents of the Company on file as of the Closing Date or any of the three preceding business days, (c) a copy of the bylaws of the Company, certified by the Secretary of the Company as being true and correct and in effect on the Closing Date, and (d) a copy of resolutions, certified as of the Closing Date by the Secretary of the Company, adopted by the Board of Directors and shareholders of the Company and authorizing the execution and delivery by the Company of this Agreement and the other Transaction Documents, the performance by the Company of its obligations hereunder and thereunder and the consummation by the Company of the transactions contemplated hereby and thereby.

     5.3 No Material Adverse Change. Since the date of this Agreement, no event, fact, change, condition, circumstance or other development shall have occurred that has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, and the Company and the Management Shareholders shall have delivered to the Purchaser a certificate, dated the Closing Date, to such effect.

     5.4 Truth of Representations and Warranties. The representations and warranties of the Company and the Management Shareholders contained in this Agreement or in any schedule attached hereto shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, and (a) the Company and the Management Shareholders shall have delivered to the Purchaser a certificate, dated the Closing Date, to such effect, and (b) the Company's Chief Executive Officer and Chief Financial Officer each shall have delivered to the Purchaser a certificate, dated the Closing Date, to such effect as to the representations and warranties contained in Section 2.5 above (Financial Statements).

     5.5 Performance of Agreements. All of the agreements of the Management Shareholders and the Company to be performed on or before the Closing Date pursuant to the terms hereof shall have been duly performed, and the Company and the Management Shareholders shall have delivered to the Purchaser a certificate, dated the Closing Date, to such effect.

     5.6 Performance Consistent with Budget and Projections. The Company's actual revenues and net income (without regard to expenses relating to consummation of the transactions contemplated hereby) for the period beginning January 1, 1997 through the Closing Date and for the month immediately preceding the Closing Date shall equal at least ninety percent (90%) of the Company's revenues and net income set forth in the budget referred to in Section 2.5(c) above and the Company Projections for such periods, and the

Company and Management Shareholders shall have delivered to the Purchaser a certificate, dated the Closing Date, to such effect.

     5.7 No Litigation Threatened. No action or proceeding shall have been instituted or threatened before a court or other government body or by any public authority, and no claim shall have been asserted or threatened to be asserted, to restrain or prohibit any of the transactions contemplated hereby, and the Company and the Management Shareholders shall have delivered to the Purchaser a certificate, dated the Closing Date, as to the Company's and the Management Shareholders' lack of knowledge of any such action, proceeding or claim.

     5.8 Escrow Agreement. The Management Shareholders (or their representative) and the Escrow Agent (as defined therein) shall have executed and delivered to the Purchaser an escrow agreement substantially in the form of that attached as Exhibit B, with such modifications thereto as are reasonably requested by the Escrow Agent prior to execution thereof (the "Escrow Agreement," as defined in Section 1.4 above).

     5.9 Pooling Letter. The Company and each of its affiliates (within the meaning of Rule 145 of the rules and regulations promulgated under the Securities Act or applicable SEC accounting releases with respect to pooling of interests accounting treatment) shall have executed and delivered to the Purchaser's accountants a letter in form and substance reasonably satisfactory to the Purchaser and its accountants relating to "pooling of interests" accounting.

     5.10 Opinion of Accountants. The Purchaser shall have received a letter, dated the Closing Date, from Ernst & Young LLP, accountants for the Purchaser, in form and substance satisfactory to the Purchaser, regarding the appropriateness of pooling of interests accounting for the transactions contemplated by this Agreement.

     5.11 Governmental and Other Approvals and Consents. All governmental and other consents and approvals, if any, necessary to permit the consummation by the Company and the Management Shareholders of the transactions contemplated by this Agreement and the other Transaction Documents, including without limitation any necessary pursuant to or in connection with any License (as defined in Section 2.19 above) or any Contract described in Schedule 2.10 or 2.11 or to which the Company or any Management Shareholder otherwise is a party or by which the Company or any Management Shareholder otherwise is bound, shall have been received, and all applicable waiting periods (and any extensions thereof), if any, under applicable Laws shall have expired or otherwise been terminated satisfactorily to the Purchaser.

     5.12 Resignations. The Purchaser shall have received a written resignation from each officer and director of the Company requested by the Purchaser to resign on or prior to the Closing Date.

     5.13 Intra-Company Debt. All indebtedness, other than travel and similar advances outstanding in the ordinary course of business, of the directors, officers, employees and shareholders of the Company to the Company shall have been repaid in full.

     5.14 Current Employees. Except as specified in Schedule 5.14, all persons employed by the Company as of the date of this Agreement in management, programming or art shall continue to be employees of the Company, and none shall have expressed or communicated to the Company or any Management Shareholder any intent to leave or contemplation of leaving the Company's employ.

     5.15 Purchaser's Due Diligence Review. The Purchaser's due diligence review of the Company and the operation of the Company's business shall not have caused the Purchaser or its representatives to become aware of any material facts relating to the business, assets, properties, liabilities, financial condition, results of operations or affairs of the Company which, in the good faith judgment of the Purchaser, make it inadvisable for the Purchaser and Acquisition to proceed with the transactions contemplated hereby; provided, however, that this condition shall be deemed to have been satisfied unless the Purchaser shall notify the Company in writing before 5:00 p.m. Eastern Time on the day seven (7) days after the date of this Agreement of the Purchaser's determination that it has become aware of any such material facts.

     5.16 No Dissent. As of the Effective Time, the holders of not more than 5% of the Company Shares shall have demanded or otherwise purported to exercise his or her dissenter's rights, if any, pursuant to the Texas Code with respect to any shares of Company Stock.

     5.17 Shareholder Agreements. Each shareholder of the Company shall have executed and delivered to the Purchaser a Shareholder Agreement in the form of Exhibit C.

     5.18 Plan of Merger. The Company shall have executed and delivered the Plan of Merger to the Purchaser.

     5.19 Patent Assignment. Dale H. Addink shall have executed and delivered to the Purchaser an Assignment in the form of Exhibit D.

     5.20 Terms of Option Plan and Agreements. The Company's Incentive Stock Option Plan and each stock option agreement outstanding thereunder shall provide for and permit the substitution of shares of the Purchaser's Class B Common Stock for shares of the Company's Common Stock as the securities purchasable upon exercise of the options outstanding thereunder as contemplated by Section
1.2 above; no agreement or other action of the holder of any such option shall be necessary to effect the same; and the Company and the Management Shareholders shall have delivered to the Purchaser a certificate, dated the Closing Date, to such effect.

     5.21 Confidentiality Agreements. Each person employed by the Company as of the Closing Date shall have executed and delivered to the Purchaser a confidentiality agreement in the then-current standard form required by the Purchaser to be executed by all new employees of the Purchaser.

     5.22 Non-Competition Agreements. Each of Dale H. Addink, Brian G. Holland and Joseph R. Mannes shall have executed and delivered to the Purchaser a non-competition agreement in form and substance reasonably satisfactory to the Purchaser.

                                   ARTICLE VI
    CONDITIONS TO THE COMPANY'S AND THE MANAGEMENT SHAREHOLDERS' OBLIGATIONS

     The Company's and the Management Shareholders' obligations pursuant to this Agreement are conditioned upon satisfaction, on or prior to the Closing Date, of each of the following conditions:

     6.1 Opinions of Counsel. The Purchaser shall have furnished the Company with opinions, dated the Closing Date, of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P., North Carolina counsel to the Purchaser and Acquisition, and Richard W. Bowe, P.C., Maryland counsel to the Purchaser, each reasonably satisfactory to the Company in form and substance, concerning matters relating to the Purchaser and Acquisition.

     6.2 Good Standing and Other Certificates.

     (a) The Purchaser. The Purchaser shall have delivered to the Company (i) a copy of the Purchaser's articles of incorporation, including all amendments thereto, certified by the Secretary of State of Maryland as of the Closing Date or any of the three preceding business days, (ii) a certificate from the Secretary of State of Maryland to the effect that the Purchaser is in good standing in Maryland and listing all charter documents of the Purchaser on file as of the Closing Date or any of the three preceding business days, (iii) a copy of the bylaws of the Purchaser, certified by the Secretary of the Purchaser as being true and correct and in effect on the Closing Date, and (iv) a copy of resolutions, certified as of the Closing Date by the Secretary of the Purchaser, adopted by the Board of Directors of the Purchaser and authorizing the execution and delivery by the Purchaser of this Agreement and the other Transaction Documents, the performance by the Purchaser of its obligations hereunder and thereunder and the consummation by the Purchaser of the transactions contemplated hereby and thereby.

     (b) Acquisition. Acquisition shall have delivered to the Company (i) a copy of Acquisition's articles of incorporation, including all amendments thereto, certified by the Secretary of State of North Carolina as of the Closing Date or any of the three preceding business days, (ii) a certificate from the Secretary of State of North Carolina to the effect that Acquisition is in good standing in North Carolina and listing all charter documents of Acquisition on file as of the Closing Date or any of the three preceding business days, (iii) a copy of the bylaws of Acquisition, certified by the Secretary of Acquisition as being true and correct and in effect on the Closing Date, and (iv) a copy of resolutions, certified as of the Closing Date by the Secretary of Acquisition, adopted by the Board of Directors and shareholder of Acquisition and authorizing the execution and delivery by Acquisition of this Agreement and the other Transaction Documents, the performance by Acquisition of its obligations hereunder and thereunder and the consummation by Acquisition of the transactions contemplated hereby and thereby.

     6.3 Truth of Representations and Warranties. The representations and warranties of the Purchaser and Acquisition contained in this Agreement shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, and the Purchaser shall have delivered to the Company a certificate, dated the Closing Date, to such effect.

     6.4 Governmental and Other Approvals and Consents. All governmental and other consents and approvals, if any, necessary to permit the consummation by the Purchaser and Acquisition of the transactions contemplated by this Agreement and the other Transaction Documents shall have been received, and all applicable waiting periods (and any extensions thereof), if any, under applicable Laws shall have expired or otherwise been terminated satisfactorily to the Company.

     6.5 Performance of Agreements. All of the agreements of the Purchaser and Acquisition to be performed on or before the Closing Date pursuant to the terms hereof shall have been duly performed, and the Purchaser shall have delivered to the Company a certificate, dated the Closing Date, to such effect.

     6.6 No Material Adverse Change. Since the date of this Agreement, no event, fact, change, condition, circumstance or other development shall have occurred that has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Purchaser, and the Purchaser shall have delivered to the Company a certificate, dated the Closing Date, to such effect.

     6.7 No Litigation Threatened. No action or proceeding shall have been instituted or threatened before a court or other government body or by any public authority, and no claim shall have been asserted or threatened to be asserted, to restrain or prohibit any of the transactions contemplated hereby, and the Purchaser shall have delivered to the Company a certificate, dated the Closing Date, as to the Purchaser's lack of knowledge of any such action, proceeding or claim.

     6.8 Company's Due Diligence Review. The Company's due diligence review of the Purchaser and the operation of the Purchaser's business shall not have caused the Company or its representatives to become aware of any material facts relating to the business, assets, properties, liabilities, financial results of operations or affairs of the Purchaser which, in the good faith judgment of the Company, make it inadvisable for the Company to proceed with the transactions contemplated hereby; provided, however, that this condition shall be deemed to have been satisfied unless the Company shall notify the Purchaser in writing before 5:00 p.m. Eastern Time on the day seven (7) days after the date of this Agreement of the Company's determination that it has become aware of any such material facts.

     6.9 Pooling Letters. The Purchaser and each of its affiliates (within the meaning of Rule 145 of the rules and regulations promulgated under the Securities Act or applicable SEC accounting releases with respect to pooling of interests accounting treatment) shall have executed and delivered to the Purchaser's accountants a letter in form and substance reasonably satisfactory to the Purchaser's accountants relating to "pooling of interests" accounting.

     6.10 Opinions of Accountants. The Company shall have received a letter, dated the Closing Date, from Ernst & Young LLP, accountants for the Purchaser, in form and substance satisfactory to the Company, regarding the appropriateness of pooling of interests accounting for the transactions contemplated by this Agreement.

     6.11 Shareholder Approval. The Merger, this Agreement and the Plan of Merger shall have been approved by the vote required of the shareholders of the Company by applicable Law and the Company's articles of incorporation and bylaws.

     6.12 Plan of Merger. The Purchaser and Acquisition shall have executed and delivered the Plan of Merger to the Company.

     6.13 Purchaser Share Value. The Purchaser shall have delivered to the Company a certificate, dated the Closing Date, specifying the amount determined by the Purchaser's Board of Directors in good faith to be the fair market value per Purchaser Share as of the Closing Date (the "Purchaser Share Value," as defined in Section 8.2 below).

                                   ARTICLE VII
                 CERTAIN COVENANTS AND AGREEMENTS OF THE PARTIES

     7.1 Stock Transfer Restrictions and Related Matters; Tax-Free
Reorganization.

     (a) Pooling of Interests Accounting. Each of the Purchaser, Acquisition, the Company and each Management Shareholder shall refrain from taking any action which would disqualify the transactions contemplated by this Agreement from pooling of interests accounting treatment by the Purchaser.

     (b) Legend. Each certificate representing any Purchaser Shares shall bear a legend in substantially the following form:

     TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO COMPLIANCE WITH CERTAIN TRANSFER RESTRICTIONS SET FORTH IN A MERGER AGREEMENT DATED AS OF [the date of this agreement] AMONG THE CORPORATION AND CERTAIN OTHER PARTIES AND CERTAIN WRITTEN UNDERTAKINGS MADE IN CONNECTION THEREWITH, COPIES OF WHICH ARE ON FILE IN THE OFFICE OF THE CORPORATION AND ARE AVAILABLE TO THE HOLDER HEREOF UPON WRITTEN REQUEST THEREFOR.

     (c) Tax-Free Reorganization. Each of the Purchaser, Acquisition, the Company and each Management Shareholder shall refrain from taking any action which would prevent the Merger from qualifying as a tax-free reorganization under Section 368(a) of the Code.

     7.2 Approval of Transactions. Each Management Shareholder, in such Management Shareholder's capacity as a shareholder of the Company, shall approve of the Company's execution, delivery and performance of this Agreement, the Plan of Merger and the other Transaction Documents and the Company's consummation of the transactions contemplated hereby and thereby. Notwithstanding any election by the Board of Directors of the Company to consider, negotiate or approve any other offer pursuant to Section 4.2 above, each Management Shareholder shall take any and all such actions as are necessary to cause the consummation by the Company and the Management Shareholders of the Merger and the other transactions contemplated by this Agreement, the Plan of Merger and the other

Transaction Documents (in lieu of those contemplated by any such other offer), subject only to the conditions specified in Article VI above. No such election by the Board of Directors of the Company shall relieve any Management Shareholder of his obligations hereunder and pursuant to the other Transaction Documents.

     7.3 Stock Options. If (and only if) the Merger is consummated, the Purchaser shall grant certain stock options as follows:

     (a) In the event the Surviving Corporation achieves during the year ended December 31, 1997 one hundred twenty-five percent (125%) of the revenues projected for the Company in the projections set forth in Schedule 7.3 for such year, on or before May 31, 1998 the Purchaser shall grant to those of the persons listed in Schedule 7.3 who have been employed continuously since the date hereof and remain employees of the Surviving Corporation as of the date of such grant (each, a "1997 Eligible Optionee") options under the Purchaser's 1995 Employees' Incentive Stock Option Plan to purchase shares of the Purchaser's Class B Common Stock (the "1997 Options") in amounts determined as provided below in this Section 7.3(a), at an exercise price per share equal to the fair market value per share of the Purchaser's Class B Common Stock on the date such options are granted, as determined in good faith by the Purchaser's board of directors. The aggregate number of shares purchasable under the 1997 Options shall be 82,500. The 1997 Options shall be allocated among the 1997 Eligible Optionees as follows:

          (i) the Purchaser shall grant 1997 Options to purchase up to an aggregate of 41,250 shares by granting to each 1997 Eligible Optionee a 1997 Option to purchase the number of shares set forth adjacent to such Eligible Optionee's name on Schedule 7.3 as "1997 Options"; and

          (ii) the Purchaser shall grant 1997 Options to purchase up to an additional aggregate number of shares equal to 82,500 minus the number of shares purchasable under options granted under Section 7.3(a)(i) by granting to each 1997 Eligible Optionee a 1997 Option to purchase such additional number of shares (if any) as is recommended to the Purchaser's board of directors by those persons who are directors of the Company on the date hereof and who are employees of the Surviving Corporation at the time the 1997 Options are granted (or such additional number of shares (if any) as is determined by the board of directors of the Purchaser, if no such persons are then employees of the Surviving Corporation).

     (b) In the event the Surviving Corporation achieves during the year ended December 31, 1998 one hundred twenty-five percent (125%) of the revenues projected for the Company in the projections set forth in Schedule 7.3 for such year, on or before May 31, 1999 the Purchaser shall grant to those of the persons listed in Schedule 7.3 who have been employed continuously since the date hereof and remain employees of the Surviving Corporation as of the date of such grant (each, a "1998 Eligible Optionee") options under the Purchaser's 1995 Employees' Incentive Stock Option Plan to purchase shares of the Purchaser's Class B Common Stock (the "1998 Options") in amounts determined as provided below in this Section 7.3(b), at an exercise price per share equal to the fair market value per share of the Purchaser's Class B Common Stock on the date such options are granted, as determined in good faith by the Purchaser's board of directors. The aggregate number of shares purchasable under the 1998 Options shall be 82,500. The 1998 Options shall be allocated among the 1998 Eligible Optionees as follows:

          (i) the Purchaser shall grant 1998 Options to purchase up to an aggregate of 41,250 shares by granting to each 1998 Eligible Optionee a 1998 Option to purchase the number of shares set forth adjacent to such Eligible Optionee's name on Schedule 7.3 as "1998 Options"; and

          (ii) the Purchaser shall grant 1998 Options to purchase up to an additional aggregate number of shares equal to 82,500 minus the number of shares purchasable under options granted under Section 7.3(b)(i) by granting to each 1998 Eligible Optionee a 1998 Option to purchase such additional number of shares (if any) as is recommended to the Purchaser's board of directors by those persons who are directors of the Company on the date hereof and who are employees of the Surviving Corporation at the time the 1998 Options are granted (or such additional number of shares (if any) as is determined by the board of directors of the Purchaser, if no such persons are then employees of the Surviving Corporation).

     (c) In the event the Purchaser takes any action inconsistent with the assumptions underlying and expressed in the projections set forth in Schedule
7.3 which reasonably could be expected to affect the Surviving Corporation's achievement of the revenue projections specified in subsections (a) and (b) above, the Purchaser and the Management Shareholders (except any no longer employed by the Surviving Corporation) shall negotiate in good faith appropriate corresponding adjustments to such revenue projections in order to maintain their relative likelihood of achievement.

     (d) All share amounts and exercise prices referred to above in this Section
7.3 shall be subject to corresponding proportionate adjustments to reflect any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares.

     7.4 Tax Matters. The Purchaser covenants and agrees that during the two-year period following the Merger it will not (a) cause or permit the Surviving Corporation to sell or otherwise dispose of (other than in the ordinary course of business) assets of the Company vested in the Surviving Corporation as a result of the Merger having a fair market value in excess of 10 percent of the fair market value of the net assets or 30 percent of the fair market value of the gross assets of the Company as of the Effective Time or (b) liquidate the Surviving Corporation, merge the Surviving Corporation with or into another corporation or sell or otherwise dispose of the stock of the Surviving Corporation, without, in each case, first obtaining an opinion of counsel that such transaction will not affect the qualification of the Merger as a reorganization within the meaning of Section 368 (a) of the Code.

     7.5 Special Meeting. The Company shall take all action necessary in accordance with the Texas Code and the Company's articles of incorporation and bylaws to duly call, give notice of, convene, and hold a special meeting of its shareholders (the "Special Meeting") as promptly as practicable after the date hereof to consider and vote upon the adoption and approval of this Agreement and the Merger. The shareholder vote required for the adoption and approval of this Agreement and the Merger shall be the vote required by the Texas Code and the Company's articles of incorporation. The Board of Directors of the Company shall, subject to its fiduciary obligation to the Company's shareholders under applicable law as advised by counsel (i) recommend to the shareholders of the Company that they vote in favor of the adoption and approval of this Agreement and the Merger, and (ii) take all other action reasonably necessary to secure a vote of the shareholders of the Company in favor of such adoption and approval.

     7.6 Employee Benefits. After the Effective Time, the Purchaser shall provide those employees of the Company who become employees of the Surviving Corporation by virtue of the Merger employee benefits equivalent to those provided by the Purchaser to its current regular employees of comparable positions, experience and duration of employment, as such benefits may exist from time to time, and subject to all applicable terms, conditions and eligibility requirements of all applicable employee benefit plans. The Purchaser and the Company further agree that any such employees of the Company shall be credited for their service with the Company for purposes of eligibility, benefit entitlement and accrual and vesting, as applicable, in the plans provided by the Purchaser. Those employees' benefits under the Purchaser's medical benefit plan shall not be subject to any exclusions for pre-existing conditions, and credit shall be received for any deductibles or out-of-pocket amounts previously paid. The provisions of this Section 7.6 are intended to be for the benefit of, and shall be enforceable by, the parties hereto and each employee of the Company who becomes an employee of the Surviving Corporation by virtue of the Merger.

     7.7 Listing of Purchaser Shares. In the event the Purchaser completes a public offering of shares of its Class A Common Stock (or of any other securities issued or deemed to be issued by the Purchaser in respect thereof) after the Effective Time, the Purchaser agrees at such time to take such actions and pay such fees so as to cause the Purchaser Shares (or such other securities) to be listed or admitted to trading on the stock exchange or trading system on which the Purchaser's Class A Common Stock (or such other securities) are then listed or admitted to trading.

     7.8 Registration Rights.

     (a) Notice. If at any time or from time to time the Purchaser shall determine to register any shares of its capital stock, other than (i) any registration relating to any employee benefit plan or (ii) any registration relating solely to any transaction under Rule 145 of the Securities Act, the Purchaser will promptly give written notice thereof to each recipient of Purchaser Shares hereunder (each, a "Holder", and each such registration, a "Registration"). The Purchaser shall address each Holder's notice to the address provided by such Holder in such Holder's Shareholder Agreement delivered to the Purchaser in connection with Section 5.17 above or to such other address as such Holder shall have provided to the Purchaser in writing, indicated to be for such purpose. In the event any Holder shall not have provided any such address, the Purchaser shall address such Holder's notice to such Holder's address of record in the Company's books.

     (b) Registration. Subject to the limitations set forth in subsection (c) below, the Purchaser shall include in each Registration (and in any related qualification under or compliance with applicable blue sky or other securities laws) and in any underwriting involved therein all such Purchaser Shares and other securities of the Purchaser issued in respect of Purchaser Shares (collectively, "Registrable Securities") as are specified in a written request or requests made by any Holder or Holders to the Purchaser within twenty (20) days after the mailing of such written notice by or on behalf of the Purchaser; provided, however, that Purchaser Shares or other securities of the Purchaser shall be treated as Registrable Securities only if and for so long as they have not been (A) sold to or through a broker, dealer or underwriter in a public distribution or a public securities transaction, or (B) sold or made available for sale, in the opinion of counsel to the Purchaser, in a single transaction exempt from the registration and prospectus delivery requirements of the Securities Act, such that all transfer restrictions and restrictive legends with respect thereto are or may be removed upon the consummation of such sale. The Purchaser agrees to furnish each Holder with such number of copies of the prospectus used in connection with such Registration as they may reasonably request in order to facilitate the sale of their Registrable Securities. Notwithstanding any provision herein to the contrary, no person shall have any registration rights pursuant to this Section 7.8 unless and until the Merger is consummated.

     (c) Quantity. In no event (except with the Purchaser's written consent) shall the aggregate number of Registrable Securities to be included in any Registration exceed twenty-five percent (25%) of the total number of corresponding securities to be sold by the Purchaser pursuant to such Registration. In addition, if the managing underwriter for an offering involving an underwriting determines, after taking into consideration marketing factors, the number of securities to be included in the corresponding Registration by the Purchaser, and the number of securities to be included in such registration for the accounts of other security holders on the basis of mandatory registration rights, that a limitation of the number of Registrable Securities to be underwritten is necessary or appropriate, such underwriter may limit the Registrable Securities to be included in such Registration; provided, however, that in the event of such a limitation, the limitation on the Holders' Registrable Securities to be included in such Registration (i) shall be on parity with the limitation on the securities of all persons proposing to include securities in such registration other than the Purchaser and persons including securities on the basis of mandatory registration rights, and (ii) shall in no event be greater proportionally than the corresponding limitation imposed on securities proposed to be included in such registration by Mr. J. W. Stealey. The Purchaser shall so advise all Holders, and the number of Registrable
Securities to be included in such Registration and underwriting shall be allocated among all Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities proposed to be included by such Holders in such Registration. To facilitate the allocation of securities in accordance with these provisions, the Purchaser may round on a reasonable and consistent basis the number of Registrable Securities included on behalf of each Holder.

     (d) Underwriting. If any Registration is for an offering involving an underwriting, the Purchaser shall enter into an underwriting agreement in customary form with the underwriters selected for such underwriting by the Purchaser, and the Purchaser shall indemnify the Holders proposing to distribute their Registrable Securities through such underwriting in the manner and to the extent customary in such underwritten offerings. In such event, the right of any Holder of Registrable Securities to registration pursuant to this Section 7.8 shall be conditioned upon such Holder's execution of such underwriting agreement as a selling shareholder and participation in such underwriting and the inclusion of such Holder's Registrable Securities therein.

     (e) Termination, Withdrawal or Delay. The Purchaser shall have the right in its sole discretion to terminate, withdraw or delay any Registration prior to its effectiveness, whether or not any Holder has elected to include securities in such Registration. If any Registration is terminated, delayed or withdrawn, the Purchaser shall have no liability to any Holder, except to pay expenses incurred in respect of such Holder solely as a result of such Registration to the date of termination, withdrawal or delay, in accordance with subsection (f) below. No Holder shall have any right to obtain or seek an injunction restraining  or  otherwise  delaying  any  Registration  as  the  result  of any
controversy   that  might   arise  with   respect  to  the   interpretation   or
implementation of this Section 7.8. This Agreement does not create any obligation on the part of the Purchaser to undertake any Registration, and the Purchaser retains complete and absolute discretion to determine whether and when to do so.

     (f) Expenses. All expenses incurred in connection with any and all Registrations shall be borne by the Purchaser, except that all underwriting discounts, selling commissions and stock transfer taxes applicable to securities registered for the accounts of Holders and all fees and disbursements of counsel for Holders relating thereto shall be borne respectively by such Holders.

     (g) Beneficiaries. The provisions of this Section 7.8 are intended to be for the benefit of, and shall be enforceable by, each Holder and their respective successors and assigns.

                                  ARTICLE VIII
                 SURVIVAL OF REPRESENTATIONS; INDEMNITY; SET-OFF

     8.1 Survival of Representations. The respective representations and warranties of the Company, the Management Shareholders, the Purchaser and Acquisition contained in this Agreement or in any schedule attached hereto shall survive the consummation of the Merger and the other transactions contemplated hereby and shall remain in full force and effect until the date 365 days following the Closing Date (the period ending on such date is referred to in this Agreement as the "Representations Period"), notwithstanding any investigation or examination of, or knowledge with respect to, the subject matter thereof by or on behalf of the Company, the Management Shareholders, the Purchaser or Acquisition, as the case may be, except that such representations and warranties shall survive indefinitely as to fraud with respect thereto. No claim for indemnification pursuant to Section 8.2(a) or 8.3(a) may be brought after the expiration of the Representations Period, except for claims made in good faith in writing and setting forth in reasonable detail the claim prior to such expiration or actions (whether instituted before or after such expiration) based on any claims made in good faith in writing and setting forth in reasonable detail the claim prior to such expiration, regardless of whether any action or demand has been commenced (it being understood, without limitation, that any and all Losses arising after the expiration of the Representations Period shall be recoverable upon notice properly given prior to the expiration of the Representations Period in accordance with this Section 8.1).

     8.2 Indemnification of the Purchaser, Acquisition and the Surviving Corporation.

     (a) The Management Shareholders jointly and severally shall defend, indemnify and hold harmless the Purchaser, Acquisition, the Surviving Corporation and all of their respective officers, directors, employees (other than the Management Shareholders (if employees)), agents and shareholders (other than the Management Shareholders) (each, a "Purchaser Indemnitee") pursuant to this Agreement and the Escrow Agreement, to the full extent permitted in law or equity, from and against any and all losses, claims, actions, damages, liabilities, costs and expenses (including reasonable attorneys' fees and expenses) (collectively, "Losses") relating to or arising from or in connection with (i) any misrepresentation or any non-fulfillment of any representation, warranty, covenant, obligation or agreement by the Company or any Management Shareholder contained in or made pursuant to this Agreement or any of the other Transaction Documents or in any other agreement, officer's certificate or other certificate delivered to the Purchaser or Acquisition in connection with this Agreement, (ii) any litigation, action, claim, proceeding or investigation by any third party relating to or arising out of the business or operations of the Company or the actions of any Management Shareholder prior to the Closing Date, or (iii) the enforcement of the Purchaser Indemnitees' rights pursuant to this
Section 8.2, or any litigation, proceeding or investigation relating to any of the foregoing.

     (b) Notwithstanding the foregoing provisions of this Section 8.2, and except with respect to any breach of any post-Closing covenant contained in
Article VII above or any Losses resulting from or arising out of fraud or other intentional or knowing misconduct or misrepresentation, as to which (in each case) the party or parties breaching such representation, warranty or covenant or responsible for such fraud, intentional or knowing misconduct or misrepresentation shall be jointly and severally liable to the Purchaser and Acquisition without limitation, (i) the maximum aggregate recourse by the Purchaser Indemnitees against all of the Management Shareholders pursuant to subsection (a) above shall not exceed the amount determined by multiplying the Purchaser Share Value (as defined below) by the aggregate number of Purchaser Shares placed in escrow pursuant to Section 1.4(a) above (such amount, the "Liability Cap"); (ii) the maximum recourse by the Purchaser Indemnitees against any particular Management Shareholder pursuant to subsection (a) above as to any particular claim for Losses shall not exceed the amount determined by multiplying the amount of such Losses by a fraction, the numerator of which shall be the number of Purchaser Shares placed in escrow in respect of such Management Shareholder pursuant to Section 1.4(a) above, and the denominator of which shall be the aggregate number of Purchaser Shares placed in escrow in respect of all Management Shareholders pursuant to Section 1.4(a) above; and
(iii) the maximum aggregate recourse by the Purchaser Indemnitees against any particular Management Shareholder pursuant to subsection (a) above shall not exceed the amount determined by multiplying the Purchaser Share Value by the number of Purchaser Shares placed in escrow in respect of such Management Shareholder pursuant to Section 1.4(a) above. Each Management Shareholder shall have the option to satisfy any portion of any liability under subsection (a) above in cash or by transferring and delivering to the appropriate Purchaser Indemnitee Purchaser Shares having a value (calculated on the basis of a value per share equal to the Purchaser Share Value, regardless of fair market value on the date of transfer) equal to such portion of such liability. As used in this
Section 8.2, the term "Purchaser Share Value" shall mean the amount determined by the Purchaser's Board of Directors in good faith to be the fair market value per Purchaser Share as of the Closing Date, as certified by the

Purchaser at or prior to the Closing. The Purchaser currently anticipates the Purchaser Share Value to be Three Dollars ($3.00).

     (c) Notwithstanding any other provision of this Agreement, as of and after the Effective Time, the Company shall have no liability under this Agreement, and no Management Shareholder shall threaten or bring any claim or action whatsoever against the Company for contribution to any amounts payable under this Section 8.2 by such Management Shareholder.

     (d) The Purchaser Indemnitees' rights pursuant to this Section 8.2 shall survive the consummation of the transactions contemplated by this Agreement, and shall be secured, pursuant to the Escrow Agreement, by the Purchaser Shares delivered to the Escrow Agent pursuant to Section 1.4(a) above.

     8.3 Indemnification of the Company and the Management Shareholders.

     (a) The Purchaser shall defend, indemnify and hold harmless the Company and the Management Shareholders and all of their respective officers, directors, employees, agents and shareholders (each a "Company Indemnitee") pursuant to this Agreement, to the full extent permitted in law or equity, from and against any and all Losses relating to or arising from or in connection with (i) any misrepresentation or any non-fulfillment of any representation, warranty, covenant, obligation or agreement by the Purchaser or Acquisition contained in or made pursuant to this Agreement or any of the Transaction Documents or in any other agreement, officer's certificate or other certificate delivered to the Company or any Management Shareholder in connection with this Agreement, (ii) any litigation, action, claim, proceeding or investigation by any third party relating to or arising out of the business or operations of the Purchaser prior to the Closing Date, or (iii) the enforcement of the Company Indemnitees' rights pursuant to this Section 8.3 or any litigation, proceeding or investigation relating to any of the foregoing.

     (b) Notwithstanding the foregoing provisions of this Section 8.3, and except with respect to any breach of any post-Closing covenant contained in
Article VII above or any Losses resulting from or arising out of fraud or other intentional or knowing misconduct or misrepresentation, as to which (in each case) the Purchaser shall be liable to the Company and the Management Shareholders without limitation, the maximum aggregate recourse by the Company Indemnitees pursuant to subsection (a) above shall not exceed the Liability Cap (as defined in Section 8.2 above).

     (c) Notwithstanding any other provision of this Agreement, as of and after the Closing, the Purchaser shall have no further liability to the Company under subsection (a) above.

     8.4 Notice of Claims. Any Purchaser or Company Indemnitee asserting a claim pursuant to Section 8.2 or 8.3 above, respectively, shall give notice of such claim to the Company (if prior to the Closing Date) or the Representative (as defined in the Escrow Agreement) (if after the Closing Date) or the Purchaser, respectively, reasonably promptly after such Purchaser or Company Indemnitee (as the case may be) becomes aware of the existence of such claim. The failure to provide such notice shall relieve the indemnifying party or parties of their liability, if any, in respect of such claim, solely to the extent such failure to provide such notice actually prejudices the indemnifying party's ability to take appropriate responsive action with respect to such claim or to minimize the injury resulting therefrom.

                                   ARTICLE IX
                                 MISCELLANEOUS

     9.1. Definitions of Certain Terms. As used in this Agreement, the following capitalized terms shall have the respective meanings set forth below:

     (a) "Casualty" shall mean any fire, explosion, accident, casualty, labor trouble, flood, drought, riot, storm, condemnation or act of God or other public force.

     (b) "Code" shall mean the United States Internal Revenue Code of 1986 and all rules and regulations promulgated thereunder from time to time, in each case as amended.

     (c) "Contract" shall mean any contract, agreement, indenture, instrument or other binding commitment or arrangement of any kind.

     (d) "Encumbrance" shall mean any lien, encumbrance, security interest, mortgage, pledge, lease, option, easement, servitude, covenant, condition, restriction under any Contract, or other charge, restriction or claim of any kind.

     (e) "ERISA" shall mean the Federal Employee Retirement Income Security Act of 1974 and all rules and regulations promulgated thereunder from time to time, in each case as amended.

     (f) "Law" shall mean any national, federal, state, local or foreign law, rule, regulation, statute, ordinance, order, judgment, decree, permit, franchise, license or other governmental restriction or requirement of any kind.

     (g) "Material Adverse Effect" shall mean any material adverse effect on the business, financial condition, results of operations, or prospects of the affected party, including without limitation any effect which prevents or impairs materially such party's performance of its obligations under, or the consummation of, this Agreement.

     (h) "Organizational Document" shall mean any certificate or articles of incorporation, bylaw, board of directors' or shareholders' resolution, or other corporate document or action comparable to any of the foregoing currently in effect.

     (i) "Person" shall mean any individual, partnership, joint venture, corporation, trust, limited liability company, unincorporated organization, government (or subdivision thereof) or other entity.

     (j) "Securities Act" shall mean the United States Securities Act of 1933 and all rules and regulations promulgated thereunder from time to time, in each case as amended.

     (k)  "Stock  Acquisition  Right"  shall  mean any  option,  warrant,  right
(pre-emptive or otherwise), call, commitment, conversion right, right of exchange, plan or other agreement of any character providing for the purchase, issuance or sale of any securities.

     9.2 Expenses. Each party hereto shall pay all of its own expenses relating to the transactions contemplated by this Agreement, including without limitation the fees and expenses of its respective counsel.

     9.3 Remedies Not Exclusive. Except as otherwise provided in Sections 8.2(b) and 8.3(b) above, nothing in this Agreement shall limit or restrict in any manner any other rights or remedies any party hereto may have against any other party hereto at law, in equity or otherwise, including without limitation any such rights pursuant to the Escrow Agreement.

     9.4 Governing Law. The interpretation and construction of this Agreement, and all matters relating hereto, shall be governed by the Laws of the State of North Carolina, without regard to the choice of law provisions thereof.

     9.5 Further Assurances. In addition to the actions, documents and instruments specifically required by this Agreement or any other Transaction Document to be taken or delivered on or before the Closing Date or from time to time thereafter, each of the parties to this Agreement shall, before and after the Closing Date, without further consideration, take such other actions and execute and deliver such other documents and instruments as another party hereto reasonably may request in order to effect the transactions contemplated by this Agreement and the other Transaction Documents.

     9.6 Captions. The Article and Section captions used herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

     9.7 Publicity. Except as otherwise required by applicable Law, no party shall issue any press release or make any other public statement relating to, connected with or arising out of this Agreement or the matters contained herein without the Purchaser's (in the case of any proposed disclosure by the Company or any Management Shareholder) or the Company's (in the case of any proposed disclosure by the Purchaser or Acquisition) prior written approval of the contents and the manner of presentation and publication thereof.

     9.8 Notices. Any notice or other communication required or permitted hereunder shall be sufficiently given if delivered in person or sent by telex, telecopy or by registered or certified mail or by recognized overnight courier, postage prepaid, addressed as follows:

     If to the Purchaser, to:

                  Interactive Magic , Inc.
                  215 Southport Drive, Suite 100
                  Morrisville, North Carolina  27560
                  Attention:  Mr. William J. Kaluza
                  Facsimile: (919) 461-0723
     with a copy to its counsel,

                  Smith, Anderson, Blount, Dorsett, Mitchell &
                    Jernigan, LLP
                  Post Office Box 2611
                  Raleigh, North Carolina 27602-2611
                  Attention:  Gerald F. Roach, Esq.
                  Facsimile:  (919) 821-6800

     If to the Company, to:

                  Interactive Creations Incorporated
                  1701 W. Northwest Highway, Suite 220
                  Grapevine, Texas  76051
                  Attention:  Mr. Joseph R. Mannes
                  Facsimile:  (817) 251-2228

     with a copy to its counsel:

                  Thompson & Knight, P.C.
                  1700 Pacific Avenue, Suite 3300
                  Dallas, Texas  75201
                  Attention:  David L. Emmons, Esq.
                  Facsimile:  (214) 969-1751

or to such other address or number as shall be furnished in writing by any such party in such manner, and such notice or communication shall be deemed to have been given as of the date so delivered, sent by telecopier, telex or mailed.

     9.9 Parties in Interest. This Agreement may not be transferred, assigned, pledged or hypothecated by any party hereto without the other parties' prior written consent. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

     9.10  Counterparts.   This  Agreement  may  be  executed  in  two  or  more
counterparts, all of which taken together shall constitute one instrument.

     9.11 Entire Agreement. This Agreement, together with the other Transaction Documents and the other documents referred to herein or therein which form a part hereof or thereof, contains the entire understanding of the parties hereto with respect to the subject matter contained herein and therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter. All exhibits and schedules referred to in this Agreement are intended to be and hereby are specifically made a part of this Agreement.

     9.12 Construction of Certain Disclosures. No information disclosed in any schedule to this Agreement shall be deemed to be disclosed for purposes of any other section hereof or schedule hereto unless otherwise specifically stated therein. The representations and warranties set forth in Articles II and III above, respectively, are cumulative. The subject matter covered by any section of either such article shall not be exclusive as to such subject matter to the extent covered by another section of such article, and the specificity of any representation or warranty shall not affect or limit the generality of any other representation or warranty made or given by the same party.

     9.13 Amendments. This Agreement may be waived, amended, supplemented or modified only by a written agreement executed by each of the parties hereto.

     9.14 Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof will not in any way be affected or impaired thereby.

     9.15 Third Party Beneficiaries. Except as specifically set forth in this Agreement to the contrary, each party hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any Person other than the parties hereto.

     9.16 Termination of Agreement.

     (a) The parties hereto shall be entitled to terminate this Agreement as follows, upon which termination this Agreement shall become void and have no effect, and there shall be no liability hereunder on the part of the Purchaser, Acquisition, the Company, any Management Shareholder or any of their respective directors, officers, employees, shareholders or representatives; provided, however, that no such termination shall limit or terminate any liability of one party to another for any breach hereof; and provided further that the provisions of this Section and Sections 4.3 (as to confidentiality, but not access to information), 8.2 and 8.3 (indemnification), 9.2 (expenses), 9.4 (governing law), 9.7 (publicity) and 9.8 (notices) shall survive any such termination:

          (i) the parties hereto may terminate this Agreement by mutual written consent at any time;

          (ii) the Purchaser may terminate this Agreement by written notice to the Company prior to the Closing if any Management Shareholder or the Company shall have breached in any material respect any representation, warranty or covenant contained in this Agreement and such breach shall not have been cured within five (5) business days following receipt by the Company of the Purchaser's notice of such breach;

          (iii) the Company may terminate this Agreement by written notice to the Purchaser prior to the Closing if the Purchaser shall have breached in any material respect any representation, warranty or covenant contained in this Agreement and such breach shall not have been cured within five (5) business days following receipt by the Purchaser of the Company's notice of such breach;

          (iv) the Purchaser or the Company may terminate this Agreement by written notice to the other if the consummation of the transactions contemplated hereby shall not have occurred on or before April 30, 1997, unless such failure to close shall be due to a breach of this Agreement by the party seeking to terminate this Agreement pursuant to this clause (iv); and

          (v) any party may terminate this Agreement by written notice to the other parties hereto on or prior to the Closing Date if any court or other governmental instrumentality of competent jurisdiction shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement.

     (b) Notwithstanding approval of this Agreement and the Plan of Merger by the shareholders of Acquisition and the Company, the parties hereto agree that termination of this Agreement shall constitute mutual termination and abandonment of the Plan of Merger and that, upon any such termination, neither Acquisition nor the Company shall have any further rights or obligations under or arising out of the Plan of Merger.

     IN WITNESS WHEREOF, the Purchaser, Acquisition and the Company have caused their respective corporate names to be hereunto subscribed by their respective officers thereunto duly authorized, and each Management Shareholder has executed this Agreement, all as of the day and year first above written.


                                        INTERACTIVE MAGIC, INC.


                                        By: /s/ Robert P. Pickens
                                           -------------------------------------
                                           Robert P. Pickens
                                           President and Chief Operating Officer

                                        INTERACTIVE CREATIONS ACQUISITION CORP.


                                        By: /s/ Robert P. Pickens
                                            ------------------------------------
                                                Robert P. Pickens
                                                Vice President


                                        INTERACTIVE CREATIONS INCORPORATED


                                        By: /s/ Dale H. Addink
                                            ------------------------------------
                                                Dale H. Addink
                                                Chief Executive Officer


                                        MANAGEMENT SHAREHOLDERS:

                                        /s/ Dale H. Addink
                                        ----------------------------------------
                                        Dale H. Addink

                                        /s/ John R. McCarthy
                                        ----------------------------------------
                                        John R. McCarthy

                                        /s/ John MacQueen
                                        ----------------------------------------
                                        John MacQueen

                                        /s/ Joseph R. Mannes
                                        ----------------------------------------
                                        Joseph R. Mannes

                                        /s/ Robert Salinas
                                        ----------------------------------------
                                        Robert Salinas

                      LIST OF SCHEDULES TO MERGER AGREEMENT

-------------------------------------------------------------------------------------------------------
  Schedule No.                          Contains
-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
Schedule 2.2                       Capital Stock
-------------------------------------------------------------------------------------------------------
Schedule 2.4                       Subsidiaries and Investments
-------------------------------------------------------------------------------------------------------
Schedule 2.5                       Financial Statements; No Material Changes; Budget and Projections
-------------------------------------------------------------------------------------------------------
Schedule 2.7                       Title to Properties; Encumbrances
-------------------------------------------------------------------------------------------------------
Schedule 2.8                       Tangible Assets
-------------------------------------------------------------------------------------------------------
Schedule 2.10                      Leases
-------------------------------------------------------------------------------------------------------
Schedule 2.11                      Contracts
-------------------------------------------------------------------------------------------------------
Schedule 2.12                      No Conflicts
-------------------------------------------------------------------------------------------------------
Schedule 2.13                      Litigation
-------------------------------------------------------------------------------------------------------
Schedule 2.15                      Independent Contractor Status
-------------------------------------------------------------------------------------------------------
Schedule 2.16                      Liabilities and Indebtedness
-------------------------------------------------------------------------------------------------------
Schedule 2.17                      Insurance
-------------------------------------------------------------------------------------------------------
Schedule 2.18                      Intellectual Property
-------------------------------------------------------------------------------------------------------
Schedule 2.19                      Licenses
-------------------------------------------------------------------------------------------------------
Schedule 2.22                      Employee Relations
-------------------------------------------------------------------------------------------------------
Schedule 2.23                      Employee Benefit Plans
-------------------------------------------------------------------------------------------------------
Schedule 2.24                      Environmental Matters
-------------------------------------------------------------------------------------------------------
Schedule 2.25                      Interests in Clients, Suppliers, Etc.
-------------------------------------------------------------------------------------------------------
Schedule 2.26                      Bank Accounts, Powers of Attorney
-------------------------------------------------------------------------------------------------------
Schedule 2.27                      No Changes Since Company Balance Sheet Date
-------------------------------------------------------------------------------------------------------
Schedule 3.2                       Capital Stock
-------------------------------------------------------------------------------------------------------
Schedule 3.4                       Financial Statements; Working Capital
-------------------------------------------------------------------------------------------------------
Schedule 3.6                       Title to Properties; Encumbrances
-------------------------------------------------------------------------------------------------------
Schedule 3.9                       Leases
-------------------------------------------------------------------------------------------------------
Schedule 3.11                      No Conflicts
-------------------------------------------------------------------------------------------------------
Schedule 3.12                      Litigation
-------------------------------------------------------------------------------------------------------
Schedule 3.14                      Liabilities
-------------------------------------------------------------------------------------------------------
Schedule 3.19                      Employee Benefit Plans
-------------------------------------------------------------------------------------------------------
Schedule 3.21                      No Changes Since December 31, 1996
-------------------------------------------------------------------------------------------------------
Schedule 4.1(a)                    Conduct of Business
-------------------------------------------------------------------------------------------------------
Schedule 5.14                      Current Employees
-------------------------------------------------------------------------------------------------------
Schedule 7.3                       Stock Options
-------------------------------------------------------------------------------------------------------

                                LIST OF EXHIBITS



-------------------------------------------------------------------------------------------------------
                         Exhibit                                                    Contains
-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
                        Exhibit A                                            Plan of Merger
-------------------------------------------------------------------------------------------------------
                        Exhibit B                                            Escrow Agreement
-------------------------------------------------------------------------------------------------------
                        Exhibit C                                            Shareholder Agreement
-------------------------------------------------------------------------------------------------------
                        Exhibit D                                            Patent Assignment
-------------------------------------------------------------------------------------------------------

                       FIRST AMENDMENT TO MERGER AGREEMENT


     This First Amendment to Merger Agreement (this "First Amendment") is made and dated as of April 2, 1997 by and among Interactive Magic, Inc., a Maryland corporation (the "Purchaser"), Interactive Creations Acquisition Corp., a North Carolina corporation and wholly-owned subsidiary of the Purchaser ("Acquisition"), Interactive Creations Incorporated, a Texas corporation (the "Company"), and the shareholders of the Company signatory hereto (the "Management Shareholders"). The Purchaser, Acquisition, the Company and the Management Shareholders sometimes are referred to collectively herein as the "Parties."

                                   WITNESSETH:

     WHEREAS, the Parties entered into a Merger Agreement dated as of March 24, 1997 (the "Merger Agreement"); and

     WHEREAS, the Parties now desire to amend the Merger Agreement to reflect certain matters as provided herein.

     NOW, THEREFORE, in consideration of the premises, covenants and agreements set forth herein and of other good and valuable consideration, the receipt and legal sufficiency of which they hereby acknowledge, and intending to be legally bound hereby, the Parties hereby agree as follows:

     1. Amendments to Merger Agreement. The Merger Agreement shall be, and it hereby is, amended as follows:

          a. Articles of Merger. The second sentence of Section 1.1(b) shall be, and it hereby is, deleted in its entirety and replaced with the following sentence:

     The merger shall become effective at the time set forth in the articles of merger, which shall be filed contemporaneously with the closing conducted pursuant to Section 1.5 below or at such later time as the parties shall mutually agree in writing.

          b. Stock Options. Each reference to the Purchaser's Class "B" Common Stock in Section 1.2 and in Section 5.20 shall be, and it hereby is, deleted in its entirety and replaced with a corresponding reference to the Purchaser's Class "A" Common Stock.

          c. Closing Date. The reference to March 31, 1997 in Section 1.5 shall be, and it hereby is, deleted in its entirety and replaced with a corresponding reference to April 23, 1997.

          d. Purchaser Capital Stock. The second and third sentences of Section 3.2(a) shall be, and they hereby are, deleted in their entirety and replaced with the following sentences:

          As of the date of this Agreement, 4,980,000 shares of the Purchaser's Class A Common Stock, 13,500 shares of the Purchaser's Class B Common Stock and 165,114 shares of the Purchaser's Series A Preferred Stock are issued and outstanding; and no other shares of the Purchaser's capital stock are issued or outstanding. As of the Effective Time, not more than 4,980,000 shares of the Purchaser's Class A Common Stock, 13,500 shares of the Purchaser's Class B Common Stock and 165,114 shares of the Purchaser's Series A Preferred Stock, together with any other securities issued upon the proper exercise of any Stock Acquisition Rights described in Schedule 3.2, will be issued and outstanding; and no other shares of the Purchaser's capital stock will be issued or outstanding.

          e. Indemnity. The second sentence of Section 8.2(b) shall be, and it hereby is, deleted in its entirety and replaced with the following sentence:

          Subject to the foregoing limitations of liability, each Management Shareholder shall satisfy any liability under subsection (a) above by transferring and delivering to the appropriate Purchaser Indemnitee Purchaser Shares having an aggregate value (calculated on the basis of a value per share equal to the Purchaser Share Value, regardless of fair market value on the date of transfer) equal to the amount of such liability; provided, however, that if, on the date of payment of such liability, such Management Shareholder shall not own Purchaser Shares having an aggregate value (calculated on such basis) equal to the amount of such liability, he shall transfer and deliver to such Purchaser Indemnitee all of his Purchaser Shares (if any) (each of which shall be deemed equal in value to the Purchaser Share Value, regardless of fair market value on the date of transfer), then shall pay the remaining balance of such liability in cash.

     2. No Other Changes. The remainder of the Merger Agreement shall remain in full force and effect and is hereby reaffirmed by the Parties.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the Purchaser, Acquisition and ICI have caused their respective corporate names to be hereunto subscribed by their respective officers thereunto duly authorized, and each Management Shareholder has executed this First Amendment, all as of the day and year first above written.


                                      INTERACTIVE MAGIC, INC.


                                      By: /s/ Robert L. Pickens
                                          --------------------------------------
                                          Robert L. Pickens
                                          President and Chief Operating Officer


                                      INTERACTIVE CREATIONS ACQUISITION CORP.


                                      By: /s/ Robert L. Pickens
                                          --------------------------------------
                                          Robert L. Pickens
                                          Vice President

                                      INTERACTIVE CREATIONS INCORPORATED


                                      By: /s/ Dale H. Addink
                                          --------------------------------------
                                          Dale H. Addink
                                          Chief Executive Officer


                                      MANAGEMENT SHAREHOLDERS:

                                      /s/ Dale H. Addink
                                      ------------------------------------------
                                      Dale H. Addink

                                      /s/ John R. McCarthy
                                      ------------------------------------------
                                      John R. McCarthy

                                      /s/ John MacQueen
                                      ------------------------------------------
                                      John MacQueen

                                      /s/ Joseph R. Mannes
                                      ------------------------------------------
                                      Joseph R. Mannes

                                      /s/ Robert Salinas
                                      ------------------------------------------
                                      Robert Salinas